Exhibit 10.1

EXECUTION VERSION

SEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT, dated as of May 31, 2024 (this “Amendment”), by and among CRESCENT CAPITAL BDC FUNDING, LLC, a bankruptcy remote, special purpose Delaware limited liability company (the “Borrower”), CRESCENT CAPITAL BDC, INC., a Maryland corporation (the “Collateral Manager” and the “Equityholder”), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (the “Administrative Agent” and the “ Lender”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Collateral Agent (the “Collateral Agent”).

WHEREAS, the Borrower, the Collateral Manager, the Equityholder, the Administrative Agent, the Lender, Crescent Capital BDC, Inc., in its capacity as seller and the Collateral Agent, are party to the Loan and Security Agreement, dated as of March 28, 2016 (as amended, modified and supplemented from time to time, the “Loan and Security Agreement”). Terms used but not defined herein have the respective meanings given to such terms in the Loan and Security Agreement.

WHEREAS, the Borrower, the Collateral Manager, the Equityholder, the Administrative Agent and the Lender desire to amend and otherwise modify the Loan and Security Agreement, in accordance with Section 12.1 of the Loan and Security Agreement and subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.   Amendments to Loan and Security Agreement. As of the date of this Amendment, the Loan and Security Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Loan and Security Agreement attached as Appendix A hereto.

2.   Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lender that, as of the date first written above, (i) no Default, Event of Default or Collateral Manager Termination Event has occurred and is continuing and (ii) the representations and warranties of the Borrower contained in the Loan and Security Agreement are true and correct in all material respects on and as of such day (other than any representation and warranty that is made as of a specific date).

3.   Conditions Precedent. This Amendment shall become effective as of the date first written above upon the satisfaction of the following conditions:

(a)   the execution and delivery of this Amendment by each party hereto;

(b)   the Administrative Agent’s receipt of a legal opinion of Dechert LLP, counsel for the Borrower and the Collateral Manager, in form and substance substantially similar to the legal opinion delivered on the Closing Date and reasonably satisfactory to

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the Administrative Agent;

(c) the Administrative Agent’s receipt of a good standing certificate for each of the Borrower and the Collateral Manager by the applicable office body of its jurisdiction of organization and a certified copy of the resolutions of the board of managers or directors (or similar items) of each of the Borrower and the Collateral Manager approving this Amendment and the transactions contemplated hereby, certified by its secretary or assistant secretary or other authorized officer; and

(d) the Borrower shall have paid to the Administrative Agent, in immediately available funds for its own account, any fees (including reasonable and documented fees, disbursements and other charges of counsel to the Administrative Agent) to be received on the date hereof.

4.  Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

5.  Ratification. Except as expressly amended hereby, the Loan and Security Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Amendment shall form a part of the Loan and Security Agreement for all purposes.

6.  Counterparts. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof.

7.  Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

8.  Severability Clause. In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

9.  Electronic Signatures. The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof.

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10.  Concerning the Collateral Agent. Each of the Borrower, the Lender and the Administrative Agent hereby directs the Collateral Agent to execute this Amendment and acknowledges and agrees that the Collateral Agent shall be fully protected in relying upon the foregoing direction and hereby releases the Collateral Agent from any liability for complying with such direction.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

CRESCENT CAPITAL BDC FUNDING, LLC, as Borrower

By:
Name: Gerhard Lombard Title: CFO

[Signature Page to Seventh Amendment to LSA]

CRESCENT CAPITAL BDC, INC., as Collateral Manager and Equityholder

By:
Name: Gerhard Lombard Title: CFO

[Signature Page to Seventh Amendment to LSA]

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Administrative Agent and Lender

By:
Name: Eghosa Aghayere Title: Executive Director

[Signature Page to Seventh Amendment to LSA]

WELLS FARGO BANK NATIONAL
ASSOCIATION, as Collateral Agent

By:	Computershare Trust Company, N.A., as its attorney-in-fact

By:
Name: Title:

[Signature Page to Seventh Amendment to LSA]

APPENDIX A

Loan and Security Agreement Amendments

EXECUTION VERSION

Conformed through ~~Sixth~~Seventh Amendment dated as of ~~March 7~~May 31, ~~2023~~2024

$500,000,000

LOAN AND SECURITY AGREEMENT

by and among

CRESCENT CAPITAL BDC, INC.,

(Collateral Manager)

CRESCENT CAPITAL BDC FUNDING, LLC,

(Borrower)

CRESCENT CAPITAL BDC, INC.,

(Seller)

CRESCENT CAPITAL BDC, INC.,

(Equityholder)

EACH OF THE LENDERS FROM TIME TO TIME PARTY HERETO,

(Lenders)

WELLS FARGO BANK, NATIONAL ASSOCIATION,

(Administrative Agent)

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

(Collateral Agent)

Dated as of March 28, 2016

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terms and subject to the conditions set forth herein.

NOW, THEREFORE, based upon the foregoing Recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Certain Defined Terms.

Certain capitalized terms used throughout this Agreement are defined in this Section 1.1. As used in this Agreement and its schedules, exhibits and other attachments, unless the context requires a different meaning, the following terms shall have the following meanings:

“1940 Act”: The United States Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

“Account”: Any of the Canadian Dollar Account, the Collateral Account, the Collection Account, the Euro Account, the GBP Account, the Principal Collection Account, the Interest Collection Account, the Unfunded Exposure Account and any sub-accounts thereof deemed appropriate or necessary by the Collateral Agent or Securities Intermediary for convenience in administering such accounts.

“Accreted Interest”: Interest accrued on a Loan that is added to the principal amount of such Loan instead of being paid as it accrues.

“Accrual Period”: With respect to (a) the first Payment Date, the period from and including the Closing Date to and including the Determination Date preceding the first Payment Date, and (b) each subsequent Payment Date, the period from and including the day immediately following the Determination Date with respect to the immediately preceding Payment Date to and including the Determination Date with respect to such subsequent Payment Date (or, in the case of the final Payment Date, to and including such Payment Date).

“Adjusted Borrowing Value”: For any Eligible Loan, on any date, an amount equal to the product of (a) the lower of (i) 100% and (ii) the Assigned Value for such Eligible Loan on such date, multiplied by (b) the Outstanding Balance of such Eligible Loan; provided that, the parties hereby agree that the Adjusted Borrowing Value of any Loan (or portion of such Loan) that is no longer an Eligible Loan shall be zero.

“Administrative Agent”: Wells Fargo, in its capacity as administrative agent, together with its successors and assigns, including any successor appointed pursuant to Section 11.6.

“Administrative Expenses”: All fees, expenses and indemnification payments

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(other than such amounts described by Section 2.7(a)(1), (a)(2)(A), (a)(3), (a)(6) and (a)(8), Section 2.7(b)(1), (b)(2)(A), (b)(3), (b)(7) and (b)(9) and Section 2.8(1), (2)(A), (3), (7) and (9)) due or accrued and payable by the Borrower to any Person pursuant to any provision of any Transaction Document.

“Advance”: The meaning specified in Section 2.1(a).

“Advance Date”: With respect to any Advance, the date on which such Advance is made.

“Advances Outstanding”: On any date of determination, the aggregate principal amount of all Advances outstanding on such day, after giving effect to all repayments of Advances and the making of new Advances on such day; provided that, in each case, other than as explicitly set forth herein, if such Advances and repayments are denominated in an Available Currency other than Dollars, Advances Outstanding shall be measured in respect of the equivalent in Dollars of such amounts, determined by the Collateral Manager using the Applicable Exchange Rate.

“Advisers Act”: The United States Investment Advisers Act of 1940, as amended.

“Affected Party”:  The Administrative Agent, the Lenders and each of their respective assigns.

“Affiliate”: With respect to a Person, means any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person, or is a director or officer of such Person; provided that, for purposes of determining whether any Loan is an Eligible Loan or any Obligor is an Eligible Obligor, the term Affiliate shall not include any Affiliate relationship which may exist solely as a result of direct or indirect ownership of, or control by, a common Financial Sponsor. For purposes of this definition, “control,” when used with respect to any specified Person means the possession, directly or indirectly, of the power to vote 20% or more of the voting securities of such Person or to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Aggregate Borrowing Base”: As of any Measurement Date, an amount equal to the least of:

(a)  the aggregate sum of (i) the sum of the products, for each Eligible Loan (converted into Dollars using the Applicable Exchange Rate, if applicable) as of such date, of (A) the Applicable Percentage for each such Eligible Loan as of such date and (B) the Adjusted Borrowing Value of each such Eligible Loan as of such date, plus (ii) the amount on deposit in the Principal Collection Account and the Principal Collections on deposit in the Canadian Dollar Account, the Euro Account and the GBP Account (converted into Dollars using the Applicable Exchange Rate, if applicable) as of such date, minus (iii) the Unfunded Exposure Equity Amount (converted into Dollars using the Applicable Exchange Rate, if applicable), plus (iv) the amount on deposit in the Unfunded Exposure Account and the amounts designated as Unfunded Exposure

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Collections in the Canadian Dollar Account, the Euro Account and the GBP Account (converted into Dollars using the Applicable Exchange Rate, if applicable);

(b)  (i) the aggregate Adjusted Borrowing Value of all Eligible Loans (converted into Dollars using the Applicable Exchange Rate, if applicable) as of such date minus (ii) the Minimum Equity Amount, plus (iii) the amount on deposit in the Principal Collection Account and the Principal Collections on deposit in the Canadian Dollar Account, the Euro Account and the GBP Account (converted into Dollars using the Applicable Exchange Rate, if applicable) as of such date, minus (iv) the Unfunded Exposure Equity Amount (converted into Dollars using the Applicable Exchange Rate, if applicable), plus (v) the amount on deposit in the Unfunded Exposure Account and the amounts designated as Unfunded Exposure Collections in the Canadian Dollar Account, the Euro Account and the GBP Account (converted into Dollars using the Applicable Exchange Rate, if applicable); and

(c)  (i) the Facility Amount, minus (ii) the Unfunded Exposure Amount (converted into Dollars using the Applicable Exchange Rate, if applicable), plus (iii) the lesser of (x) the Unfunded Exposure Amount (converted into Dollars using the Applicable Exchange Rate, if applicable) (y) the amount on deposit in the Unfunded Exposure Account and the amounts designated as Unfunded Exposure Collections in the Canadian Dollar Account, the Euro Account and the GBP Account (converted into Dollars using the Applicable Exchange Rate, if applicable).

“Agreement”: The meaning specified in the Preamble.

“Anti-Corruption Laws”: (a) ~~the~~The U.S. Foreign Corrupt Practices Act of 1977, as amended; (b) the U.K. Bribery Act 2010, as amended; and (c) any other anti-bribery or anti-corruption laws, regulations or ordinances in any jurisdiction in which the Borrower, the Collateral Manager, the Equityholder or any of their respective Subsidiaries is located or doing business.

“Anti-Money Laundering Laws”: The Applicable Laws in any jurisdiction in which the Borrower, the Collateral Manager, the Equityholder or any of their respective Subsidiaries are located or doing business that relates to money laundering or terrorism financing, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.

“Applicable Exchange Rate”: With respect to any Available Currency (other than Dollars) on any date of determination (x) the applicable currency-Dollar spot rate obtained by the Collateral Agent through its FX desk on such date, obtained upon the written direction of the Collateral Manager or (y) if the Collateral Agent fails to obtain a spot rate pursuant to clause (x), the applicable currency-Dollar spot rate provided (either by publication or otherwise provided or made available to the Administrative Agent) on the Thomson Reuters screen for such currency (i) if such date is a Determination Date, at the end of such day or (ii) otherwise, at the end of the immediately preceding Business Day.

“Applicable Law”: For any Person or property of such Person, all existing and

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future laws, rules, regulations (including temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority which are applicable to such Person or property (including, without limitation, predatory lending laws, usury laws, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Federal Truth in Lending Act, and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System), and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

“Applicable Percentage”: (a) With respect to any Eligible Loan that is a Broadly Syndicated Loan, 75.0%, (b) with respect to any Eligible Loan that is a Middle Market Loan, 67.5%, (c) with respect to any Eligible Loan that is a First Lien Last Out Loan, 45.0% and (d) with respect to any Eligible Loan that is a Second Lien Loan, 25.0%.

“Applicable Reference Rate”: (a) With respect to Advances denominated in Dollars, Daily Simple SOFR, (b) with respect to any Advances denominated in Canadian Dollars, Daily Simple CORRA, (c) with respect to any Advances denominated in GBP, Daily Simple SONIA or (d) with respect to any Advances denominated in Euros, EURIBOR.

“Applicable Spread”: The rate per annum set forth in the Fee Letter.

“Approval Notice”: An approval notice signed by the Administrative Agent substantially in the form of Exhibit A-5 hereto.

“Approved Jurisdictions”: Austria, Belgium, Canada, Denmark, Finland, France, Germany, Norway, Ireland, Luxembourg, The Netherlands, Sweden, Switzerland, the United Kingdom, the United States and any other country added with the prior written consent of the Administrative Agent in its sole discretion.

“Assigned Value”: With respect to each Loan, the lowest (to the extent applicable) of:

(a)  the lower of (i) its Purchase Price and (ii) the value of such Loan (expressed as a percentage of par) as determined by the Administrative Agent in its sole discretion as of the date upon which such Loan is acquired by the Borrower; provided that the Administrative Agent may, in its sole discretion in accordance with its receipt of a written request from the Borrower (which request may be delivered at any time, provided that such request shall be deemed to have been received by the Administrative Agent only on any Determination Date immediately preceding a Payment Date), assign a new value (up to the Outstanding Balance of such Loan) to such Loan higher than what was determined by the Administrative Agent as of the date such Loan was acquired by the Borrower;

(b)  on any date following the occurrence of an Assigned Value Adjustment Event (other than as described in clauses (c) or (d) below) with respect to such Loan, the lower of (i) such Loan’s original Assigned Value as of the date such Loan was acquired by the Borrower and (ii) the value of such Loan (expressed as a percentage of par) as determined by the Administrative Agent in its sole discretion; provided that with respect

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connection with any Revenue Recognition Implementation or Operating Lease Implementation, the Administrative Agent (with the consent of the Collateral Agent (such consent not to be unreasonably withheld, delayed or conditioned)) may retroactively adjust the Total Net Leverage Ratio, the Net Senior Leverage Ratio or the Interest Coverage Ratio for any Loan as determined on the date on which such Loan was pledged hereunder;

(b) an Obligor payment default in the payment of principal or interest under such Loan (after giving effect to the shorter of (x) any applicable grace period and (y) five (5) Business Days);

(c) an Obligor default under such Loan, together with the election by any agent or lender (including, without limitation, the Borrower) to accelerate such Loan or to enforce any of their other respective rights or remedies under the applicable UCC or by other institution of legal or equitable proceedings, in each case pursuant to the applicable Underlying Instruments;

(d) the entry by the Borrower into a Material Modification with respect to such Loan;

(e) the failure to deliver any monthly reports, quarterly reports, annual reports or other financial statements (including unaudited financial statements) provided by the related Obligor by the earlier of (i) two (2) Business Days of the Borrower’s or Collateral Manager’s receipt thereof and (ii) with respect to any (A) monthly report or statement, forty-five (45) days after the end of the applicable calendar month, (B) quarterly report or statement, within sixty (60) days after the end of the applicable quarter and (C) annual report or statement within one hundred twenty (120) days after the end of the applicable calendar year (in each case, unless waived or otherwise agreed to by the Administrative Agent in its sole discretion) which failure has a material adverse effect on the ability to calculate the Net Senior Leverage Ratio or the Interest Coverage Ratio of the related Obligor; or

(f) the occurrence of an Insolvency Event with respect to a related Obligor (unless such Obligor was immaterial, as determined by the Administrative Agent in its sole discretion).

“Available Currency”: Dollars, Canadian Dollars, Euros and GBP.

“Available Funds”: With respect to any Payment Date, all amounts on deposit in the Collection Account (including, without limitation, any Collections) as of the last day of the related Accrual Period, other than (x) Excluded Amounts and (y) Principal Collections designated for the purchase of Eligible Loans pursuant to Section 2.14 with respect to which the related trade date (but not settlement date) has occurred.

~~“Available Tenor”: As of any date of determination and with respect to any then-current Benchmark (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Accrual Period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with~~

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~~reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Accrual Period” pursuant to Section 2.18(d).~~

“Bankruptcy Code”: The United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended from time to time.

“Base Rate”: For any day, the rate per annum (rounded upward, if necessary, to the next ~~1/16~~1/100 of 1%) equal to the ~~greater~~greatest of (a) zero, (b) the Federal Funds Rate in effect on such day plus 1⁄2 of 1% and (~~b~~c) the Prime Rate in effect on such day.

“Benchmark”: Initially, ~~Daily Simple SOFR~~with respect to an Available Currency, the Applicable Reference Rate; provided that if a Benchmark Transition Event with respect to such Applicable Reference Rate has occurred ~~with respect to Daily Simple SOFR or the then-current Benchmark~~, then “Benchmark” means, with respect to the Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, such Available Currency, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.18(a).

“Benchmark Replacement”: With respect to any Benchmark Transition Event for any then-current Benchmark, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for ~~the applicable then-current~~such Benchmark, giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement ~~to the then-current~~for such Benchmark for ~~Dollar-denominated~~ syndicated credit facilities denominated in the applicable Available Currency at such time and (b) the related Benchmark Replacement Adjustment, if any; provided that, if such Benchmark Replacement as so determined would be less than ~~zero~~the Floor, such Benchmark Replacement will be deemed to be ~~zero~~the Floor for purposes of this Agreement and the other Transaction Documents.

“Benchmark Replacement Adjustment”: With respect to any replacement of any then-current Benchmark with an Unadjusted Benchmark Replacement ~~for each applicable Available Tenor~~, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for ~~Dollar-denominated~~ syndicated credit facilities denominated in the applicable Available Currency at such time.

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“Benchmark Replacement Date”: The ~~earliest~~earlier to occur of the following events with respect to the then-current Benchmark for any Available Currency:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide ~~all Available Tenors of~~ such Benchmark ~~(or such component thereof)~~; or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative or non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any ~~Available Tenor~~other tenor of such Benchmark (or such component thereof) continues to be provided on such date.

~~For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).~~

“Benchmark Transition Event”: With respect to the then-current Benchmark for any Available Currency, the occurrence of one or more of the following events with respect to such Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide ~~all Available Tenors of~~ such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any ~~Available Tenor of such~~ Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, the central bank for the Available Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide ~~all Available Tenors of~~ such Benchmark (or such

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component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide ~~any Available Tenor of~~ such Benchmark (or such component thereof); or

(c)  a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that ~~all Available Tenors of~~ such Benchmark (or such component thereof) ~~are~~is not, or as of a specified future date will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.

~~For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).~~

“Benchmark Transition Start Date”: ~~With respect to any Benchmark, in~~Following the ~~case~~occurrence of a Benchmark Transition Event with respect to any then-current Benchmark for any Available Currency, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period”: With respect to any then-current Benchmark for any Available Currency, the period (if any) (x) beginning at the time that a Benchmark Replacement Date with respect to such Benchmark ~~pursuant to clauses (a) or (b) of that definition~~ has occurred if, at such time, no Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 2.18(a) and (y) ending at the time that a Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 2.18(a).

“Beneficial Ownership Certification”: A certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.

“Beneficial Ownership Regulation”: 31 C.F.R. § 1010.230.

“BHC Act Affiliate”: The meaning assigned to the term “affiliate” in, and interpreted in accordance with, 12 U.S.C. § 1841(k).

“Borrower”: The meaning specified in the Preamble.

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“Borrower’s Notice”: Any (a) Funding Notice, (b) Repayment Notice or (c) Reinvestment Notice.

~~“Borrowing Base”: As of any Measurement Date, an amount equal to the least of:~~

~~(a)  the aggregate sum of (i) the sum of the products, for each Eligible Loan as of such date, of (A) the Applicable Percentage for each such Eligible Loan as of such date and (B) the Adjusted Borrowing Value of each such Eligible Loan as of such date, plus (ii) the amount on deposit in the Principal Collection Account as of such date, minus (iii) the Unfunded Exposure Equity Amount, plus (iv) the amount on deposit in the Unfunded Exposure Account;~~

~~(b)  (i) the aggregate Adjusted Borrowing Value of all Eligible Loans as of such date, minus (ii) the Minimum Equity Amount, plus (iii) the amount on deposit in the Principal Collection Account as of such date, minus (iv) the Unfunded Exposure Equity Amount, plus (v) the amount on deposit in the Unfunded Exposure Account; and~~

~~(c)  (i) the Facility Amount, minus (ii) the Unfunded Exposure Amount, plus (iii) the lesser of (x) the Unfunded Exposure Amount and (y) the amount on deposit in the Unfunded Exposure Account.~~

“Borrowing Base Certificate”: A certificate in the form of Exhibit A-4, prepared by the Collateral Manager.

“Borrowing Base Deficiency”: A condition occurring on any date on which the Advances Outstanding exceed the Aggregate Borrowing Base.

“Borrowing Base Deficiency (Currency)”: With respect to the Borrowing Base denominated in any Available Currency, a condition occurring on any date on which, (a) as to the Canadian Dollar Borrowing Base, the Advances Outstanding in Canadian Dollars exceed the Canadian Dollar Borrowing Base, (b) as to the Dollar Borrowing Base, the Advances Outstanding in Dollars exceed the Dollar Borrowing Base, (c) as to the Euro Borrowing Base, the Advances Outstanding in Euros exceed the Euro Borrowing Base or (d) as to the GBP Borrowing Base, the Advances Outstanding in GBP exceed the GBP Borrowing Base.

“Borrowing Bases”: Collectively, the Aggregate Borrowing Base, the Canadian Dollar Borrowing Base, the Dollar Borrowing Base, the Euro Borrowing Base and the GBP Borrowing Base.

“Breakage Costs”: With respect to any Lender and to the extent requested by such Lender in writing (which writing shall set forth in reasonable detail the basis for requesting any such amounts), any amount or amounts as shall compensate such Lender for any loss (excluding loss of anticipated profits), cost or expense actually incurred by such Lender as a result of the liquidation or re-employment of deposits or other funds required by the Lender if any payment by the Borrower of Advances Outstanding or Interest occurs on a date other than a Payment Date (for avoidance of doubt, the Breakage Costs in respect of any such payment by the Borrower on any Payment Date shall be deemed to be zero). All Breakage Costs shall be due and payable hereunder on each Payment Date in accordance with Section 2.7 and Section 2.8.

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The determination by the applicable Lender of the amount of any such loss, cost or expense shall be conclusive absent manifest error.

“Broadly Syndicated Loan”: A Loan that (i) satisfies the definition of Middle Market Loan, (ii) has a Tranche Size of at least $350,000,000, (iii) is publicly rated by either or both of S&P and Moody’s (or the related Obligor is rated by either or both of S&P and Moody’s) and no such rating is lower than “B3” in the case of Moody’s and “B-” in the case of S&P and (iv) has a related Obligor with EBITDA of at least $75,000,000 for the twelve months immediately prior to the acquisition of such Loan by the Borrower.

“Business Day”: Any day (other than a Saturday or a Sunday) on which banks are not required or authorized to be closed in New York, New York; Charlotte, North Carolina; or the United States location of the Collateral Agent’s Corporate Trust Office~~.~~; provided that, if any determination of a Business Day shall relate to an Advance bearing interest at (x) Daily Simple CORRA, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Canadian Dollar deposits in Canada, (y) Daily Simple SONIA, the term “Business Day” shall also exclude any date on which banks are not open for dealings in GBP deposits in the London interbank market and (z) EURIBOR, the term “Business Day” shall also exclude any date on which banks are not open for dealings in Euro deposits in the euro interbank market. For avoidance of doubt, if the offices of the Collateral Agent are authorized by applicable law, regulation or executive order to close on any day but such offices remain open on such day, such day shall not be a “Business Day.” For avoidance of doubt, if the offices of the Collateral Agent are authorized by applicable law, regulation or executive order to close on any day but such offices remain open on such day, such day shall not be a “Business Day.”

“Canadian Dollar Account”: Collectively, each Securities Account and any sub-accounts created and maintained on the books and records of the Securities Intermediary for the deposit of Canadian Dollars in the name of the Borrower and subject to the Lien of the Collateral Agent for the benefit of the Secured Parties.

“Canadian Dollar Borrowing Base”: As of any Measurement Date, an amount equal to the aggregate sum of (i) the sum of the products, for each Eligible Loan denominated in Canadian Dollars as of such date, of (A) the Applicable Percentage for each such Eligible Loan as of such date and (B) the Adjusted Borrowing Value of each such Eligible Loan as of such date, plus (ii) the amount of Canadian Dollars that are Principal Collections on deposit in the Canadian Dollar Account as of such date, minus (iii) the Unfunded Exposure Equity Amount with respect to Eligible Loans denominated in Canadian Dollars, plus (iv) the amount of Canadian Dollars that are Unfunded Exposure Collections on deposit in the Canadian Dollar Account.

“Canadian Dollars”: The lawful currency for the time being of Canada.

“Capital Stock”: Any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation or limited liability company, any and all similar ownership interests in a Person (other than a corporation), and any and all warrants, rights or options to purchase any of the foregoing.

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the sale of equity interests in the Equityholder through such initial public offering, as determined as of the most recently ended fiscal quarter of the Equityholder and (ii) its status as a “business development company” under the 1940 Act; or

(n)  any failure by the Collateral Manager to deposit (or caused to be deposited) into the Collection Account any Collections received by it within two (2) Business Days of the date required in accordance with Section 2.9(a) (or, if such failure is solely due to administrative error by the Collateral Agent within two (2) Business Days following the earlier of notice to the Collateral Manager or actual knowledge of the Collateral Manager).

“Collateral Manager Termination Notice”: The meaning specified in Section 6.11.

“Collection Account”: A Securities Account created and maintained on the books and records of the Securities Intermediary entitled “Collection Account” in the name of the Borrower and subject to the Lien of the Collateral Agent for the benefit of the Secured Parties.

The Collection Account shall have at least two sub-accounts, the Interest Collection Account and the Principal Collection Account.

“Collection Date”: The date on which the Obligations have been irrevocably paid in full in accordance with Section 2.3(b) and Section 2.7 or 2.8, as applicable, and the Commitments have been irrevocably terminated in full pursuant to Section 2.3(a) or as a result of the end of the Reinvestment Period.

“Collections”: (a) All Cash collections and other Cash proceeds of any Loan, including, without limitation or duplication, any Interest Collections, Principal Collections, amendment fees, late fees, prepayment fees, waiver fees or other amounts received in respect thereof (but excluding any Excluded Amounts) and (b) earnings on Permitted Investments or otherwise in any Account. For the avoidance of doubt, Advances shall not constitute Collections.

“Commitment”: With respect to each Lender, the commitment of such Lender to make Advances in accordance herewith prior to the Reinvestment Period End Date, in an aggregate amount not to exceed the Facility Amount and, for each Lender, the amount opposite such Lender’s name set forth on Annex B hereto or on Schedule I to the Joinder Supplement relating to each such Lender.

“Commitment Reduction Fee”: With respect to any reduction of the Facility Amount pursuant to Section 2.3(a), an amount equal to the product of (a) the amount of such reduction multiplied by (b) the applicable Commitment Reduction Percentage.

“Commitment Reduction Percentage”: ~~(a)~~ On or prior to ~~June 21, 2022, 2.00% and (b) after June 21, 2022, and on or prior to June 21, 2023~~the one-year anniversary of the Seventh Amendment Closing Date, 1.00%.

“Conforming Changes”: With respect to the use or administration of ~~Daily Simple SOFR~~any Benchmark or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including

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changes to the definition of “Base Rate”, the definition of “Business Day,” the definition of “Accrual Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.12 and other technical, administrative or operational matters) that the Administrative Agent (in consultation with the Borrower) decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice in connection with the use, administration, adoption or implementations of any Benchmark Replacement is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides (in consultation with the Borrower) is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).

“Contractual Obligation”: With respect to any Person, any provision of any securities issued by such Person or any material mortgage, deed of trust, contract, undertaking, agreement, instrument or other document to which such Person is a party or by which it or any of its property is bound or to which either is subject.

“Control”: The possession, directly or indirectly, of either or both (a) the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise and/or (b) greater than or equal to 50% of the equity interests in a Person.

“Corporate Trust Office”: The applicable designated corporate trust office of the Collateral Agent specified on Annex A hereto, or such other address within the United States as the Collateral Agent may designate from time to time by at least 30 days prior written notice to the Administrative Agent.

“CORRA”: A rate equal to the Canadian Overnight Repo Rate Average as administered by the CORRA Administrator.

“CORRA Adjustment”: A percentage equal to 0.29547 (29.547 basis points) per annum.

“CORRA Administrator”: The Bank of Canada (or any successor administrator).

“CORRA Administrator’s Website”: The website of the CORRA Administrator, currently at https://www.bankofcanada.ca, or any successor source for the Canadian Overnight Repo Rate Average identified as such by the CORRA Administrator from time to time.

“CORRA Determination Day”: The meaning specified in the definition of “Daily Simple CORRA.”

“CORRA Rate Day”: The meaning specified in the definition of “Daily Simple CORRA.”

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“Covered Party”: Any Secured Party that is one of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b), or any subsidiary of such a covered bank to which 12 C.F.R. Part 47 applies in accordance with 12 C.F.R. §47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).

“Daily Simple CORRA”: For any day (a “CORRA Rate Day”), a rate per annum equal to the greater of (a) the sum of (x) CORRA for the day (such day, a “CORRA Determination Day”) that is five (5) Business Days prior to (i) if such CORRA Rate Day is a Business Day, such CORRA Rate Day or (ii) if such CORRA Rate Day is not a Business Day, the Business Day immediately preceding such CORRA Rate Day, in each case, as such CORRA is published by the CORRA Administrator on the CORRA Administrator’s Website, plus (y) the CORRA Adjustment and (b) the Floor. If by 5:00 p.m. (Toronto time) on the second (2nd) Business Day immediately following any CORRA Determination Day, CORRA in respect of such CORRA Determination Day has not been published on the CORRA Administrator’s Website and a Benchmark Replacement Date with respect to Daily Simple CORRA has not occurred, then CORRA for such CORRA Determination Day will be CORRA as published in respect of the first preceding Business Day for which such CORRA was published on the CORRA Administrator’s Website; provided that CORRA as determined pursuant to this proviso shall be utilized for purposes of calculation of Daily Simple CORRA for no more than three (3) consecutive CORRA Rate Days; provided further that in no event shall Daily Simple CORRA determined pursuant to this sentence be less than the Floor. Any change in Daily Simple CORRA due to a change in CORRA shall be effective from and including the effective date of such change in CORRA without notice to Borrower.

“Daily Simple SOFR”: For any day (a “SOFR Rate Day”), a rate per annum equal to the greater of (a) SOFR for the day (such day, a “SOFR Determination Day”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website, and (b) ~~zero~~the Floor. If by 5:00 p.m. on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Day, SOFR in respect of such SOFR Determination Day has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Day will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days; provided further that in no event shall Daily Simple SOFR determined pursuant to this sentence be less than the Floor. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

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“Daily Simple SONIA”: For any day (a “SONIA Rate Day”), a rate per annum equal to the greater of (a) SONIA for the day (such day, a “SONIA Determination Day”) that is five (5) Business Days prior to (i) if such SONIA Rate Day is a Business Day, such SONIA Rate Day or (ii) if such SONIA Rate Day is not a Business Day, the Business Day immediately preceding such SONIA Rate Day, in each case, as such SONIA is published by the SONIA Administrator on the SONIA Administrator’s Website, and (b) the Floor. If by 5:00 p.m. (London time) on the second (2nd) Business Day immediately following any SONIA Determination Day, SONIA in respect of such SONIA Determination Day has not been published on the SONIA Administrator’s Website and a Benchmark Replacement Date with respect to Daily Simple SONIA has not occurred, then SONIA for such SONIA Determination Day will be SONIA as published in respect of the first preceding Business Day for which such SONIA was published on the SONIA Administrator’s Website; provided that any SONIA determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SONIA for no more than three (3) consecutive SONIA Rate Days; provided further that in no event shall Daily Simple SONIA determined pursuant to this sentence be less than the Floor. Any change in Daily Simple SONIA due to a change in SONIA shall be effective from and including the effective date of such change in SONIA without notice to the Borrower.

“Default”: Any event that, with the giving of notice or the lapse of time, or both, would become an Event of Default.

“Default Right”: The meaning assigned to that term in, and interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender”: Any Lender that (i) has failed to fund any portion of the Advances required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (ii) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless such amount is the subject of a good faith dispute, (iii) has notified the Borrower, the Administrative Agent or any other Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply or has failed to comply with its funding obligations under this Agreement or generally under other agreements in which it commits or is obligated to extend credit, or (iv) has become or is insolvent or has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.

“Delayed Draw Loan”: A Loan that is (x) fully committed on the initial funding date of such Loan and (y) requires one or more future advances to be made by the Borrower and which does not permit the re-borrowing of any amount previously repaid by the related Obligor; provided that such loan shall only be considered a Delayed Draw Loan for so long as any future funding obligations remain in effect and only with respect to any portion which constitutes a future funding obligation.

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“Designated Loan”: Any Loan (other than a Broadly Syndicated Loan) that the Administrative Agent, in its sole discretion, has designated as a “Designated Loan” on the related Approval Notice solely for the purposes of determining the Assigned Value of such Loan in reference to the “Minimum Facility Attachment Ratio” specified therefor and set forth in the definition of “Assigned Value.”

“Determination Date”: The last day of each calendar month.

“Discretionary Sale”: The meaning specified in Section 2.14(c).

“Disruption Event”: The occurrence of any of the following with respect to an Available Currency: (a) any Lender shall have notified the Administrative Agent, the Collateral Agent, the Collateral Manager and the Borrower of a determination by such Lender that it would be contrary to law or to the directive of any central bank or other Governmental Authority (whether or not having the force of law) to obtain ~~Dollars~~such Available Currency in the applicable interbank market to fund any Advance, (b) any Lender shall have notified the Administrative Agent, the Collateral Agent, the Collateral Manager and the Borrower of the inability, for any reason, of such Lender to determine the Benchmark then-applicable to such Available Currency, (c) any Lender shall have notified the Administrative Agent, the Collateral Agent, the Collateral Manager and the Borrower of a determination by such Lender that the rate at which ~~Dollars~~deposits of such Available Currency are being offered to such Lender in the applicable interbank market does not accurately reflect the cost to such Lender of making, funding or maintaining any Advance or (~~c~~d) any Lender shall have notified the Administrative Agent, the Collateral Agent, the Collateral Manager and the Borrower of the inability of such Lender, as applicable, to obtain ~~Dollars in the applicable interbank market~~such Available Currency to make, fund or maintain any Advance.

“Dollar Borrowing Base”: As of any Measurement Date, an amount equal to the aggregate sum of (i) the sum of the products, for each Eligible Loan denominated in Dollars as of such date, of (A) the Applicable Percentage for each such Eligible Loan as of such date and (B) the Adjusted Borrowing Value of each such Eligible Loan as of such date, plus (ii) the amount of Dollars on deposit in the Principal Collection Account as of such date, minus (iii) the Unfunded Exposure Equity Amount with respect to Eligible Loans denominated in Dollars, plus (iv) the amount of Dollars on deposit in the Unfunded Exposure Account.

“Dollars”: Means, and the conventional “$” signifies, the lawful currency of the United States.

“EBITDA”: With respect to the Relevant Test Period with respect to the related Loan, the meaning of “EBITDA,” “Adjusted EBITDA” or any comparable definition in the Underlying Instruments for such Loan, and in any case that “EBITDA,” “Adjusted EBITDA” or such comparable definition is not defined in such Underlying Instruments, an amount, for the Obligors on such Loan (determined on a consolidated basis without duplication in accordance with GAAP) equal to earnings from continuing operations for such period plus (a) interest expense, (b) income taxes, (c) depreciation and amortization for such Relevant Test Period (to the extent deducted in determining earnings from continuing operations for such period), (d)

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amortization of intangibles (including, but not limited to, goodwill, financing fees and other capitalized costs), other non-cash charges and organization costs, (e) extraordinary losses in accordance with GAAP, (f) one-time, non-recurring non-cash charges consistent with the compliance statements and financial reporting packages provided by the Obligors, and (g) any other item the Borrower and the Administrative Agent mutually deem to be appropriate.

“Eligible Loan”: Each Loan which complies with each of the following eligibility requirements (unless, at the written request of the Borrower or the Collateral Manager on behalf of the Borrower, the Administrative Agent in its sole discretion agrees to waive any such eligibility requirement with respect to such Loan):

(a)  such Loan has been approved by the Administrative Agent in its sole discretion as evidenced by an Approval Notice delivered by the Administrative Agent with respect to such Loan;

(b)  such Loan is a Broadly Syndicated Loan, a Middle Market Loan, a First Lien Last Out Loan or a Second Lien Loan which has been assigned to the Borrower pursuant to an assignment agreement either (i) complying with the related Underlying Instruments or (ii) on the LSTA standard assignment form;

(c)  [reserved];

(d)  after giving effect to the Borrower’s acquisition thereof, the Borrower has good and marketable title to, and is the sole owner of, such Loan, and the Borrower has granted to the Collateral Agent for the benefit of the Secured Parties a valid and perfected first priority (subject to Permitted Liens) security interest in such Loan and the related Collections and Underlying Instruments;

(e)  each Obligor with respect to such Loan is an Eligible Obligor;

(f)  such Loan is payable in ~~Dollars~~an Available Currency (or any other currency approved by the Administrative Agent in its sole discretion) and does not permit the currency in which such Loan is payable to be changed;

(g)  such Loan complies with each of the representations and warranties made by the Borrower and the Collateral Manager in the Transaction Documents with respect thereto and all written factual information (other than projections, forward-looking information, general economic data or industry information and with respect to any information or documentation prepared by the Collateral Manager or one of its Affiliates for internal use or consideration, statements as to (or the failure to make a statement as to) the value of, collectability of, prospects of or potential risks or benefits associated with a Loan or Obligor) provided by the Borrower or the Collateral Manager with respect to such Loan is true and correct in all material respects after giving effect to any updates thereto (or, with respect to information relating to third parties, is true and correct in all material respects to the actual knowledge of the Collateral Manager) as of the date such information is provided;

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(bb)  the rights to service, administer and enforce all rights and remedies under the related Underlying Instruments inure to the benefit of the holder of such Loan or its designee (including the administrative agent for such Loan);

(cc)  no related Obligor is subject to an Insolvency Proceeding;

(dd)  after giving effect to the acquisition of such Loan, the sum of the Adjusted Borrowing Value of all Eligible Loans made to the four (4) largest Obligors and their respective Affiliates that are either Broadly Syndicated Loans or Middle Market Loans does not exceed $35,000,000 (or, on and after the Reinvestment Period End Date, the Facility Amount immediately prior to the Reinvestment Period End Date) for such Obligor; provided that after giving effect to the acquisition of such Loan, the sum of the Adjusted Borrowing Value of all Eligible Loans made to any other Obligor and its Affiliates shall not exceed $30,000,000 (or, on and after the Reinvestment Period End Date, the Facility Amount immediately prior to the Reinvestment Period End Date);

(ee)  after giving effect to the acquisition of such Loan, the sum of the Adjusted Borrowing Value of all Eligible Loans made to a single Obligor and its Affiliates that are either First Lien Last Out Loans or Second Lien Loans does not exceed $20,000,000;

(ff) after giving effect to the acquisition of such Loan, the Unfunded Exposure Amount (plus the aggregate funded principal balance of all revolving loans) does not exceed 10% of the Facility Amount (or, on and after the Reinvestment Period End Date, the Facility Amount immediately prior to the Reinvestment Period End Date);

(gg)  after giving effect to the acquisition of such Loan, the sum of the Adjusted Borrowing Value of all Eligible Loans that are either First Lien Last Out Loans or Second Lien Loans in the aggregate does not exceed 20.0% of the greater of (i) the Adjusted Borrowing Value and (ii) the Facility Amount (or, on and after the Reinvestment Period End Date, the Facility Amount immediately prior to the Reinvestment Period End Date); provided that the sum of the Adjusted Borrowing Value of all Eligible Loans that are Second Lien Loans shall not exceed 10.0% of the Facility Amount (or, on and after the Reinvestment Period End Date, the Facility Amount immediately prior to the Reinvestment Period End Date);

(hh)  after giving effect to the acquisition of such Loan, the sum of the Adjusted Borrowing Value of all Eligible Loans which pay interest less frequently than quarterly does not exceed 10% of the Facility Amount (or, on and after the Reinvestment Period End Date, the Facility Amount immediately prior to the Reinvestment Period End Date);

(ii)  ~~[reserved]~~after giving effect to the acquisition of such Loan, the sum of the Adjusted Borrowing Value of all Eligible Loans (i) with Obligors organized under the federal or provincial laws of, or with principal operations located in, and are underwritten with Underlying Assets located in, an Approved Jurisdiction other than the United States and/or (ii) denominated in an Available Currency other than Dollars does not exceed 15% of the Facility Amount;

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(jj)  such Loan, together with the Underlying Instruments related thereto, is not subject to, or the subject of any assertions in respect of, any material litigation, dispute or offset;

(kk)  if such Loan is acquired by the Borrower from the Seller, (i) such Loan was sourced or originated by the Seller or its Affiliates in the ordinary course of business, and (ii) the Seller has caused its master computer records to be clearly and unambiguously marked to indicate that such Loan has been sold to the Borrower;

(ll)  to the knowledge of the Borrower, the Obligor with respect to such Loan (and each other material guarantor of such Obligor’s obligations thereunder) had full legal capacity to execute and deliver the related Underlying Instruments;

(mm)  for any Loan originated by the Seller or its Affiliates, the Seller or its applicable Affiliate had all necessary licenses and permits to originate such Loan in the State where the related Obligor is located, except where the failure to have such licenses and permits would not have a Material Adverse Effect;

(nn)  to the extent required by Applicable Law, the Borrower has all licenses and permits to purchase and own such Loan and enter into the applicable Underlying Instruments as a lender in the State where such Obligor is located except where the failure to have such licenses or permits would not have a material adverse effect on the Borrower or any Secured Party;

(oo)  neither the related Obligor, any other party obligated with respect to such Loan or any Governmental Authority has alleged that such Loan or any related Underlying Instrument is illegal or unenforceable;

(pp)  such Loan requires the related Obligor to maintain the Underlying Assets for such Loan in good repair and to maintain adequate insurance with respect thereto; and

(qq)  such Loan and any Underlying Assets have not, and will not, be used by the related Obligor in any manner or for any purpose that would result in any material risk of liability being imposed upon the Borrower or any Secured Party under any Applicable Law.

“Eligible Obligor”: On any date of determination, any Obligor that:

(a)  is (i) a business organization (and not a natural person) duly organized and validly existing under the laws of its jurisdiction and (ii) domiciled and organized or incorporated in ~~the United States or any State thereof or Canada or any territory thereof~~an Approved Jurisdiction;

(b)  is a legal operating entity or holding company;

(c)  has not entered into the Loan primarily for personal, family or household purposes;

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(d) is not a Governmental Authority;

(e) unless otherwise approved by the Administrative Agent, is not an Affiliate of, or controlled by, the Borrower, the Seller or the Collateral Manager; and

(f) is not (and, to the knowledge of the Collateral Manager, has not been for at least three years) the subject of an Insolvency Event, and, as of the date the Borrower acquired such Loans, such Obligor is not in financial distress and has not experienced a material adverse change in its condition, financial or otherwise (as determined by the Collateral Manager).

“Employee Plan”: At any time, an “employee pension benefit plan” as defined in Section 3(2) of ERISA that is subject to Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA (other than a Multiemployer Plan).

“Equityholder”: Crescent Capital BDC, Inc.

“Equity Security”: Any stock or similar security, certificate of interest or participation in any profit sharing agreement, preorganization certificate or subscription, transferable share, voting trust certificate or certificate of deposit for an equity security, limited partnership interest, interest in a joint venture, or certificate of interest in a business trust; any security future on any such security; or any security convertible, with or without consideration into such a security, or carrying any warrant or right to subscribe to or purchase such a security; or any such warrant or right; or any put, call, straddle, or other option or privilege of buying such a security from or selling such a security to another without being bound to do so.

“ERISA”: The United States Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated or issued thereunder.

“ERISA Affiliate”: Each person (as defined in Section 3(9) of ERISA) that is a member of a controlled group that includes or is under common control with, the Borrower, within the meaning of Section 414(b) or (c) of the Code or, for purposes of ERISA Section 302 and Code Section 412, Section 414(m) or (o) of the Code.

“Erroneous Payment”: The meaning specified in Section 11.8(a).

“Erroneous Payment Deficiency Assignment”: The meaning specified in Section 11.8(a).

“Erroneous Payment Return Deficiency”: The meaning specified in Section 11.8(a).

“EURIBOR”: For any day during the applicable Accrual Period with respect to each Advance denominated in Euros, the greater of (I) the Floor and (II) (a) the rate per annum appearing on Reuters Screen EURIBOR01 Page (or any successor or substitute page) as the euro interbank offered rate administered by the European Money Market Institute (or any other person which takes over the administration of that rate) for deposits in Euros at approximately 11:00 a.m., London time, for such day; provided that, if such day is not a Business Day, the

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immediately preceding Business Day, for a three-month maturity; and (b) if no rate specified in clause (II)(a) of this definition so appears on Reuters Screen EURIBOR01 Page (or any successor or substitute page), the interest rate per annum at which dollar deposits of €5,000,000 and for a three-month maturity are offered by the principal London office of Wells Fargo in immediately available funds in such interbank market at approximately 11:00 a.m., London time, for such day.

“Euro” and “€”: The lawful currency of each state so described in any EMU Legislation introduced in accordance with the EMU Legislation.

“Euro Account”: Collectively, each Securities Account and any sub-accounts created and maintained on the books and records of the Securities Intermediary for the deposit of Euros in the name of the Borrower and subject to the Lien of the Collateral Agent for the benefit of the Secured Parties.

“Euro Borrowing Base”: As of any Measurement Date, an amount equal to the aggregate sum of (i) the sum of the products, for each Eligible Loan denominated in Euros as of such date, of (A) the Applicable Percentage for each such Eligible Loan as of such date and (B) the Adjusted Borrowing Value of each such Eligible Loan as of such date, plus (ii) the amount of Euros that are Principal Collections on deposit in the Euro Account as of such date, minus (iii) the Unfunded Exposure Equity Amount with respect to Eligible Loans denominated in Euros, plus (iv) the amount of Euros that are Unfunded Exposure Collections on deposit in the Euro Account.

“Events of Default”: The meaning specified in Section 9.1.

“Excepted Persons”: The meaning specified in Section 12.13(a).

“Exchange Act”: The United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Amounts”: (i) Any amount received in the Collection Account with respect to any Loan included as part of the Collateral, which amount is attributable to the reimbursement of payment by the Borrower of any Tax, fee or other charge imposed by any Governmental Authority on such Loan or on any Underlying Assets, (ii) any interest or fees (including origination, agency, structuring, management or other up-front fees) that are for the account of the Seller or any other Person from whom the Borrower purchased such Loan (including, without limitation, interest accruing prior to the date such Loan is purchased by the Borrower), (iii) any reimbursement of insurance premiums, (iv) any escrows relating to Taxes, insurance and other amounts in connection with Loans which are held in an escrow account for the benefit of the Obligor and the secured party pursuant to escrow arrangements under Underlying Instruments or (v) any amount deposited into the Collection Account in error, in each case as determined by the Administrative Agent.

“Excluded Taxes”: Any of the following Taxes imposed on or with respect to an Affected Party or required to be withheld or deducted from a payment to an Affected Party, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Affected Party being organized

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under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in the Obligations or Commitments pursuant to a law in effect on the date on which (i) such Lender acquires such interest or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.13, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Lender’s failure to comply with Section 2.13(f) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Facility Amount”: $500,000,000 as such amount may vary from time to time pursuant to Section 2.3 hereof; provided that on or after the Reinvestment Period End Date, the Facility Amount shall mean the Advances Outstanding.

“Facility Attachment Ratio”: With respect to any Eligible Loan, as of any date of determination, an amount equal to (a) if such Eligible Loan is a Broadly Syndicated Loan or a Middle Market Loan, the product of (i) the Net Senior Leverage Ratio, (ii) the Applicable Percentage and (iii) the Assigned Value, (b) if such Eligible Loan is a First Lien Last Out Loan, the sum of (i) the First Out Attachment Ratio and (ii) the product of (A) the Last Out Attachment Ratio less the First Out Attachment Ratio, (B) the Applicable Percentage and (C) the Assigned Value, (c) if such Eligible Loan is a Second Lien Loan, the sum of (i) the Net Senior Leverage Ratio and (ii) the product of (A) the Total Net Leverage Ratio less the Net Senior Leverage Ratio, (B) the Applicable Percentage and (C) the Assigned Value, and (d) if such Eligible Loan is a Designated Loan, the product of (i) the Total Net Leverage Ratio, (ii) the Applicable Percentage and (iii) the Assigned Value.

“Facility Maturity Date”: ~~March 7~~May 31, ~~2028~~2029, as such date may be extended pursuant to Section 2.3(c) hereof.

“FATCA”: Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, any applicable intergovernmental agreements and any law or regulations implementing any intergovernmental agreement or approach thereto.

“FDIC”: The Federal Deposit Insurance Corporation, and any successor thereto.

“Federal Funds Rate”: For any period, a fluctuating interest per annum rate equal, for each day during such period, to the weighted average of the overnight federal funds rates as reported in Federal Reserve Board Statistical Release H.15(519) or any successor or substitute publication selected by the Administrative Agent (or, if such day is not a Business Day, for the next preceding Business Day), or, if for any reason such rate is not available on any day, the rate determined, in the sole discretion of the Administrative Agent, to be the rate at which overnight federal funds are being offered in the national federal funds market at 9:00 a.m. on such day.

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“Fee Letter”: Each Fee Letter, dated as of the date hereof, from the Administrative Agent and/or the Lenders to the Borrower, as the same may be amended, restated, modified or supplemented from time to time.

“Fees”: All fees required to be paid by the Borrower pursuant to this Agreement and the Fee Letter.

“Financial Asset”: The meaning specified in Section 8-102(a)(9) of the UCC.

“Financial Sponsor”: Any Person, including any Subsidiary of such Person, whose principal business activity is acquiring, holding, and selling investments (including controlling interests) in otherwise unrelated companies that each are distinct legal entities with separate management, books and records and bank accounts, whose operations are not integrated with one another and whose financial condition and creditworthiness are independent of the other companies so owned by such Person.

“First Lien Last Out Loan”: A Loan that (i) by its terms could become subordinate in right of payment to any obligation of the related Obligor in any bankruptcy, reorganization, insolvency, moratorium or liquidation proceedings, (ii) is secured by a pledge of collateral, which security interest is validly perfected and first priority under Applicable Law (subject to Liens permitted by the applicable Underlying Instruments that are reasonable and customary for similar loans, and Liens accorded priority by law in favor of the United States or any State or agency), and (iii) has a value of collateral, as determined in good faith by the Collateral Manager, securing such Loan which, together with other attributes of the related Obligor (including its enterprise value), equals or exceeds the outstanding principal balance of the loan plus the aggregate outstanding principal balances of all other loans of equal or higher seniority secured by the same collateral.

“First Out Attachment Ratio”: With respect to any Eligible Loan as of any date of determination, an amount equal to the Net Senior Leverage Ratio with respect to all or any portion of such Eligible Loan that constitutes first lien senior secured Indebtedness that is not (and cannot by its terms become) subordinate in right of payment to any obligation of the Obligor in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings (excluding any First Lien Last Out Loan or other first lien last out Indebtedness within the capital structure).

“Fitch”: Fitch Ratings, Inc. or any successor thereto.

“Floor”: ~~The benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to Daily Simple SOFR~~A rate of interest equal to 0.0%.

“Foreign Lender”: A Lender that is not a U.S. Person.

~~“Fourth Amendment Closing Date”: March 10, 2020.~~

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“Funding Date”: With respect to any Advance, the Business Day of receipt by the Administrative Agent and Collateral Agent of a Funding Notice and other required deliveries in accordance with Section 2.2.

“Funding Notice”: A notice in the form of Exhibit A-1 requesting an Advance, including the items required by Section 2.2.

“GAAP”: Generally accepted accounting principles as in effect from time to time in the United States.

“GBP” and “£”: The lawful currency of the United Kingdom.

“GBP Account”: Collectively, each Securities Account and any sub-accounts created and maintained on the books and records of the Securities Intermediary for the deposit of GBP in the name of the Borrower and subject to the Lien of the Collateral Agent for the benefit of the Secured Parties.

“GBP Borrowing Base”: As of any Measurement Date, an amount equal to the aggregate sum of (i) the sum of the products, for each Eligible Loan denominated in GBP as of such date, of (A) the Applicable Percentage for each such Eligible Loan as of such date and (B) the Adjusted Borrowing Value of each such Eligible Loan as of such date, plus (ii) the amount of GBP that are Principal Collections on deposit in the GBP Account as of such date, minus (iii) the Unfunded Exposure Equity Amount with respect to Eligible Loans denominated in GBP, plus (iv) the amount of GBP that are Unfunded Exposure Collections on deposit in the GBP Account.

“General Intangible”: The meaning specified in Section 9-102(a)(42) of the UCC.

“Governing Documents”: (a) With respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement, and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and, if applicable, any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Governmental Authority”: With respect to any Person, any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person.

“Guarantee Obligation”: As to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has

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IR x P x 1/D

where:

IR	=	the Interest Rate applicable on such day;

P	=	the Advances Outstanding on such day;

D	=	360 days (or, to the extent the Interest Rate is (x) Daily Simple CORRA or Daily Simple SONIA, 365 days or (y) the Base Rate, 365 or 366 days, as applicable).

provided that, (i) no provision of this Agreement shall require the payment or permit the collection of Interest in excess of the maximum permitted by Applicable Law, and (ii) Interest shall not be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.

“Interest Collection Account”: A sub-account of the Collection Account created and maintained on the books and records of the Securities Intermediary entitled “Interest Collection Account” in the name of the Borrower and subject to the Lien of the Collateral Agent for the benefit of the Secured Parties.

“Interest Collections”: All amounts received by the Borrower or the Collateral Agent that are not Principal Collections, to the extent received in Cash.

“Interest Coverage Ratio”: With respect to any Loan for any Relevant Test Period, either (a) the meaning of “Interest Coverage Ratio” or comparable definition set forth in the Underlying Instruments for such Loan, or (b) in the case of any Loan with respect to which the related Underlying Instruments do not include a definition of “Interest Coverage Ratio” or comparable definition, the ratio of (i) EBITDA to (ii) Cash Interest Expense of such Obligor as of such Relevant Test Period, as calculated by the Collateral Manager (on behalf of the Borrower) in good faith.

“Interest Rate”: (a) The Benchmark plus (b) the Applicable Spread; provided that, (x) if a Lender shall have notified the Administrative Agent that a Disruption Event has occurred with respect to an Available Currency, then, with respect to the Advances owing to such Lender accruing interest at the Benchmark applicable to such Available Currency or (y) during a Benchmark Unavailability Period, “Interest Rate” shall mean the Base Rate plus the Applicable Spread until such Lender shall have notified the Administrative Agent that such Disruption Event or Benchmark Unavailability Period, as applicable, has ceased, at which time the Interest Rate shall again be equal to the Benchmark for such Available Currency for such date plus the Applicable Spread.

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Operating Lease Implementation, the Administrative Agent may waive any Material Modification resulting from such implementation pursuant to this clause (f).

“Measurement Date”: Each of the following: (i) each Determination Date; (ii) the date of any Borrower’s Notice; (iii) the date of any Discretionary Sale, Optional Sale, Reinvestment or Substitution; (iv) the date that a Responsible Officer of the Collateral Manager has actual knowledge of the occurrence of any Assigned Value Adjustment Event; (v) the date that the Administration provides notice to the Collateral Manager that the Assigned Value of any Loan has been adjusted; (vi) the date as of which any Collateral Management Report, as provided for in Section 6.8, is calculated; (vii) the date on which any Lender becomes a party hereto; (viii) any date on which the Borrower cures a Borrowing Base Deficiency; and (ix) each other date requested by the Administrative Agent.

“Middle Market Loan”: A Loan that (i) is not (and cannot by its terms become) subordinate in right of payment to any obligation of the related Obligor (except with respect to liquidation preferences, if any, for trade claims, working capital facilities, purchase money indebtedness, capitalized leases and other similar obligations in respect of certain specified pledged collateral, if any) in any bankruptcy, reorganization, insolvency, moratorium or liquidation proceedings, (ii) is secured by a pledge of collateral, which security interest is validly perfected and first priority under Applicable Law (subject to Liens permitted by the applicable Underlying Instruments that are reasonable and customary for similar loans, and Liens accorded priority by law in favor of the United States or any State or agency), and (iii) has a value of collateral, as determined in good faith by the Collateral Manager, securing such Loan which, together with other attributes of the related Obligor (including its enterprise value), equals or exceeds the outstanding principal balance of the loan plus the aggregate outstanding principal balances of all other loans of equal or higher seniority secured by the same collateral.

“Minimum Equity Amount”: (a) If such date is prior to the first date on which the Adjusted Borrowing Values of all Eligible Loans exceed $500,000,000, $115,000,000 and (b) otherwise, $150,000,000.

“Moody’s”: Moody’s Investors Service, Inc., and any successor thereto.

“Multiemployer Plan”: A “multiemployer plan” as defined in Section 4001(a)(3) of ERISA that is subject to ERISA.

“Net Senior Leverage Ratio”: With respect to any Loan for any Relevant Test Period, either (a) the meaning of “Net Senior Leverage Ratio” or comparable definition set forth in the Underlying Instruments for such Loan, or (b) in the case of any Loan with respect to which the related Underlying Instruments do not include a definition of “Net Senior Leverage Ratio” or comparable definition, the ratio of (i) the senior Indebtedness (including, without limitation, such Loan) of the applicable Obligor as of the date of determination minus the Unrestricted Cash of such Obligor as of such date to (ii) EBITDA of such Obligor with respect to the applicable Relevant Test Period, as calculated by the Borrower or the Collateral Manager in good faith.

“Non-Hardwired Currency”: Each Available Currency other than Dollars.

“Non-Usage Fee”: The meaning set forth in the applicable Fee Letter.

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or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Obligation or Transaction Document).

“Other Taxes”: All present or future stamp, court or documentary, intangible, mortgage, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Transaction Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Outstanding Balance”: With respect to any Loan as of any date of determination, (a) if such Loan is denominated and payable in Dollars, the outstanding principal balance of any advances or loans ~~made by~~owing to the Borrower from the related Obligor pursuant to the related Underlying Instruments as of such date of determination and (b) if such Loan is denominated and payable in an Available Currency other than Dollars, the equivalent in Dollars of the outstanding principal balance of any advances or loans, determined by the Collateral Manager using the Applicable Exchange Rate, owing to the Borrower ~~to~~from the related Obligor pursuant to the related Underlying Instruments as of such date of determination, in each case, ~~(~~exclusive of any interest and Accreted Interest~~)~~.

“Participant Register”: The meaning specified in Section 12.16(d).

“Payment Date”: Quarterly on the 17th day of each January, April, July and October or, if such day is not a Business Day, the next succeeding Business Day, commencing in July 2016.

“Payment Duties”: The meaning specified in Section 7.2(b)(vii).

“Payment Recipient”: The meaning specified in Section 11.8(a).

“Pension Plans”: “Employee pension benefit plans,” as such term is defined in Section 3(2) of ERISA which are subject to Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code and maintained by the Borrower, or in which employees of the Borrower are entitled to participate, other than a Multiemployer Plan.

“Permitted Investments”: Negotiable instruments or securities or other investments, which may include obligations or securities of issuers for which the Collateral Agent or an Affiliate of the Collateral Agent provides services or receives compensation that (i) except in the case of demand or time deposits and investments in money market funds, are represented by instruments in bearer or registered form or ownership of which is represented by book entries by a Clearing Agency or by a Federal Reserve Bank in favor of depository institutions eligible to have an account with such Federal Reserve Bank who hold such investments on behalf of their customers, (ii) as of any date of determination, mature by their terms on or prior to the Business Day preceding the next Payment Date, and (iii) evidence:

(a)  direct obligations of, and obligations fully guaranteed as to full and timely payment by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States);

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Agreement and (ii) Liens in favor of the Collateral Agent created pursuant to this Agreement; and

(b)  with respect to the interest of the Seller or the Borrower in the other Collateral (including any Underlying Assets): (i) materialmen’s, warehousemen’s, mechanics’ and other Liens arising by operation of law in the ordinary course of business for sums not due or sums that are being contested in good faith, (ii) purchase money security interests in certain items of equipment, (iii) Liens for Taxes that are not material Taxes if such Taxes shall not at the time be due and payable or if a Person shall currently be contesting the validity thereof in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of such Person, (iv) other customary Liens permitted by the applicable Underlying Instruments with respect thereto consistent with the Collateral Manager Standard, (v) Liens in favor of the Borrower created by the Seller under the Sale Agreement and transferred by the Borrower pursuant to this Agreement, (vi) Liens in favor of the Collateral Agent created pursuant to this Agreement, (vii) with respect to Third Party Agented Loans, Liens in favor of the lead agent, the collateral agent or the paying agent for the benefit of all holders of Indebtedness of such Obligor, (viii) with respect to any Equity Security, any Liens granted (x) on such Equity Security to secure Indebtedness of the related Obligor and/or (y) under any governing documents or other agreement between or among or binding upon the Borrower as the holder of such Equity Security (provided that, in each case, such Liens have no higher priority than they did on the date such Loan was approved by the Administrative Agent), and (ix) with respect to any Underlying Assets, Liens permitted by the applicable Underlying Instruments.

“Person”: An individual, partnership, corporation (including a statutory or business trust), company, limited liability company, limited liability partnership, joint stock company, trust, estate, unincorporated association, sole proprietorship, joint venture, nonprofit corporation, group, sector, government (or any agency, instrumentality or political subdivision thereof), territory or other entity or organization.

“Prime Rate”: The greater of (x) zero and (y) the rate announced by Wells Fargo from time to time as its prime rate in the United States, such rate to change as and when such designated rate changes. The Prime Rate is not intended to be the lowest rate of interest charged by Wells Fargo or any other specified financial institution in connection with extensions of credit to debtors.

“Principal Collection Account”: A sub-account of the Collection Account created and maintained on the books and records of the Securities Intermediary entitled “Principal Collection Account” in the name of the Borrower and subject to the Lien of the Collateral Agent for the benefit of the Secured Parties.

“Principal Collections”: Any and all amounts of Collections received in respect of any principal due and payable under the Loans from or on behalf of Obligors that are deposited into the Collection Account or received by or on behalf of the Borrower by the Collateral Manager in respect of a Loan, and all insurance proceeds and recoveries, whether in the form of cash, checks, wire transfers, electronic transfers or any other form of cash payment. For the avoidance of doubt, “Principal Collections” shall not include amounts on deposit in the Unfunded Exposure Account.

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“Proceeds”: With respect to any Collateral, all property that is receivable or received when such Collateral is collected, sold, liquidated, foreclosed, exchanged, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes all rights to payment with respect to any insurance relating to such Collateral.

“Property”: Any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

“Pro Rata Share”: With respect to any Lender, the percentage obtained by dividing the Commitment of such Lender (as determined pursuant to the definition of Commitment) by the aggregate Commitments of all the Lenders (as determined pursuant to the definition of Commitment) or, if the Commitments have been terminated, based on the Advances Outstanding.

“Purchase Price”: With respect to any Loan, an amount (expressed as a percentage of par) equal to (i) the purchase price in Dollars (or, if different principal amounts of such Loan were purchased at different purchase prices, the weighted average of such purchase prices) paid by the Borrower for such Loan (exclusive of any interest, Accreted Interest, original issue discount and upfront fees) divided by (ii) the outstanding principal balance of the portion of such Loan purchased by the Borrower outstanding as of the date of such purchase (exclusive of any interest, Accreted Interest, original issue discount and upfront fees); provided, that any Loan (x) acquired by the Borrower in connection with the origination or primary syndication of such Loan and (y) with a “Purchase Price” of at least 97% (including, for the avoidance of doubt, in excess of 100%), shall be deemed to have a “Purchase Price” of 100%.

“QFC”: The meaning assigned to the term “qualified financial contract” in, and interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“Qualified Institution”: A depository institution or trust company organized under the laws of the United States or any one of the States thereof or the District of Columbia (or any domestic branch of a foreign bank), (i)(a) that has either (1) a long-term unsecured debt rating of “A” or better by S&P and “A2” or better by Moody’s or (2) a short-term unsecured debt rating or certificate of deposit rating of “A-1” or better by S&P or “P-1” or better by Moody’s, (b) the parent corporation of which has either (1) a long-term unsecured debt rating of “A” or better by S&P and “A2” or better by Moody’s or (2) a short-term unsecured debt rating or certificate of deposit rating of “A-1” or better by S&P and “P-1” or better by Moody’s or (c) is otherwise acceptable to the Administrative Agent and (ii) the deposits of which are insured by the FDIC.

“Rating Agency”: Each of Moody’s and S&P.

“Register”: The meaning specified in Section 12.16(b).

“Regulation U”: Regulation U of the Board of Governors of the Federal Reserve System, 12 C.F.R. § 221, or any successor regulation.

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“Reinvestment”: The meaning specified in Section 2.14(a)(i).

“Reinvestment Notice”: Each notice required to be delivered by the Collateral Manager in respect of any Reinvestment of Principal Collections pursuant to Section 3.2(b) in the form of Exhibit A-3.

“Reinvestment Period”: The period commencing on the Closing Date and ending on the day preceding the Reinvestment Period End Date.

“Reinvestment Period End Date”: The earliest to occur of:

(a)  ~~March 6~~May 31, ~~2026~~2027, as such date may be extended pursuant to Section 2.3(c) hereof;

(b)  the Termination Date pursuant to Section 9.2(a)(i);

(c)  the date of the declaration of the Reinvestment Period End Date pursuant to Section 9.2(a)(ii);

(d)  the appointment of a replacement Collateral Manager pursuant to Section 6.11; or

(e)  the date of the termination of all of the Commitments pursuant to Section 2.3(a).

“Related Parties”: With respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Relevant Governmental Body”: ~~The~~ (a) With respect to a Benchmark Replacement in respect of Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Dollars, the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto and (b) with respect to a Benchmark Replacement in respect of Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, any Non-Hardwired Currency, (1) the central bank for the Available Currency in which such amounts are denominated, or calculated with respect to, or any central bank or other supervisor which is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement or (2) any working group or committee officially endorsed or convened by (A) the central bank for the Available Currency in which such amounts are denominated, or calculated with respect to, (B) any central bank or other supervisor that is responsible for supervising either (i) such Benchmark Replacement or (ii) the administrator of such Benchmark Replacement, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof.

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“Securities Account”: The meaning specified in Section 8-501(a) of the UCC.

“Securities Account Control Agreement”: The Account Control Agreement, dated as of the date hereof, among the Borrower, the Collateral Agent and Wells Fargo as the Securities Intermediary, as the same may be amended, modified, waived, supplemented or restated from time to time.

“Securities Act”: The U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securities Intermediary”: Wells Fargo, or any subsequent (i) Clearing Corporation; or (ii) Person, including a bank or broker, that in the ordinary course of its business maintains Securities Accounts for others and is acting in that capacity or agreeing to act in such capacity pursuant to the Securities Account Control Agreement.

“Security Certificate”: The meaning specified in Section 8-102(a)(16) of the UCC.

“Security Entitlement”: The meaning specified in Section 8-102(a)(17) of the UCC.

“Seller”: The meaning specified in the Preamble.

“Seventh Amendment Closing Date”: May 31, 2024.

“Similar Law”: The meaning specified in Section 4.1(w)(ii).

“SOFR”: A rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator”: The Federal Reserve Bank of New York (or any successor administrator).

“SOFR Administrator’s Website”: The website of the SOFR Administrator, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Day”: The meaning specified in the definition of “Daily Simple SOFR.”

“SOFR Rate Day”: The meaning specified in the definition of “Daily Simple SOFR.”

“Solvent”: As to any Person at any time, having a state of affairs such that all of the following conditions are met: (a) the fair value of the property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32)

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of the Bankruptcy Code; (b) the present fair saleable value of the property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and other liabilities as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature or become due in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in a business or a transaction, and does not propose to engage in a business or a transaction, for which such Person’s property assets would constitute unreasonably small capital.

“SONIA”: A rate equal to the sterling overnight index average as administered by the SONIA Administrator.

“SONIA Administrator”: The Bank of England (or any successor administrator of the sterling overnight index average).

“SONIA Administrator’s Website”: The Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the sterling overnight index average identified as such by the SONIA Administrator from time to time.

“SONIA Determination Day”: The meaning specified in the definition of “Daily Simple SONIA”.

“SONIA Rate Day”: The meaning specified in the definition of “Daily Simple SONIA”.

“Subsidiary”: As to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person.

“Substitution”: The meaning specified in Section 2.14(b).

“Taxes”: All present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date”: The earliest of (a) the date of the termination of all the Commitments pursuant to Section 2.3(a), (b) the Facility Maturity Date, and (c) the date of the declaration of the Termination Date or the date of the automatic occurrence of the Termination Date pursuant to Section 9.2(a).

“Third Party Agented Loan”: Any Loan originated as part of a syndicated loan transaction that has one (1) or more administrative, paying and/or collateral agents who are not

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the Borrower, Collateral Manager or any Affiliate thereof and receive payments and hold the collateral pledged by the related Obligor on behalf of all lenders with respect to the related credit facility.

“Total Net Leverage Ratio”: With respect to any Loan for any Relevant Test Period either (a) the meaning of “Total Net Leverage Ratio” or any comparable definition set forth in the Underlying Instruments for such Loan, or (b) in the case of any Loan with respect to which the related Underlying Instruments do not include a definition of “Total Net Leverage Ratio” or comparable definition, the ratio of the ratio of (a) Indebtedness (including, without limitation, such Loan) of the applicable Obligor as of the date of determination minus Unrestricted Cash of such Obligor as of such date to (b) EBITDA of such Obligor with respect to the applicable Relevant Test Period, as calculated by the Borrower or the Collateral Manager in good faith.

“Tranche Size”: With respect to any Loan, the dollar value of the tranche of Indebtedness of the applicable Obligor currently held or contemplated for purchase by the Borrower, which may include, in the sole discretion of the Administrative Agent, any Indebtedness under another tranche that (x) is an obligation of the same Obligor under the same Underlying Instrument, (y) pari passu with such Loan and (z) has the same material terms as such Loan.

“Transaction”: The meaning specified in Section 3.2.

“Transaction Documents”: This Agreement, the Sale Agreement, the Fee Letter, the Securities Account Control Agreement, any Joinder Supplement, any Transferee Letter and the Collateral Agent Fee Letter.

“Transferee Letter”: The meaning specified in Section 12.16(a).

“UCC”: The Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.

“Unadjusted Benchmark Replacement”: The applicable Benchmark Replacement excluding the applicable Benchmark Replacement Adjustment.

“Uncertificated Security”: The meaning specified in Section 8-102(a)(l8) of the UCC.

“Underlying Assets”: With respect to a Loan, any property or other assets designated and pledged as collateral to secure repayment of such Loan, including, without limitation, to the extent provided for in the relevant Underlying Instruments, a pledge of the stock, membership or other ownership interests in the related Obligor and all Proceeds from any sale or other disposition of such property or other assets.

“Underlying Instruments”: The loan agreement, credit agreement or other agreement pursuant to which a Loan has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Loan or Permitted Investments or of which the holders of such Loan or Permitted Investment are the beneficiaries.

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“Unfunded Exposure Account”: A Securities Account created and maintained on the books and records of the Securities Intermediary entitled “Unfunded Exposure Account” in the name of the Borrower and subject to the Lien of the Collateral Agent for the benefit of the Secured Parties.

“Unfunded Exposure Amount”: As of any date of determination, an amount equal to the aggregate amount (without duplication) of all unfunded commitments associated with the Loans.

“Unfunded Exposure Collections”: Any amounts (x) in Canadian Dollars on deposit in the Canadian Dollar Account, (y) in Euros on deposit in the Euro Account or (z) in GBP and on deposit in the GBP Account and, in each case, designated by the Borrower to be reserved against the Unfunded Exposure Amount.

“Unfunded Exposure Equity Amount”: As of any date of determination, an amount equal to (i) the aggregate sum of the products for each Revolving Loan and Delayed Draw Loan included in the Collateral of (a) the Unfunded Exposure Amount for such Loan multiplied by (b) the difference of 100% minus the Applicable Percentage for such Loan plus (ii) the aggregate sum of the products for each Revolving Loan and Delayed Draw Loan included in the Collateral of (a) the Unfunded Exposure Amount for such Loan multiplied by (b) the difference of 100% minus the Assigned Value for such Loan multiplied by (c) the Applicable Percentage for such Loan.

“United States” or “U.S.”: The United States of America.

“Unrestricted Cash”: The meaning of “Unrestricted Cash” or any comparable definition in the Underlying Instruments for each Loan, and in any case that “Unrestricted Cash” or such comparable definition is not defined in such Underlying Instruments, all cash available for use for general corporate purposes and not held in any reserve account or legally or contractually restricted for any particular purposes or subject to any lien (other than blanket liens permitted under or granted in accordance with such Underlying Instruments), as reflected on the most recent financial statements of the relevant Obligor that have been delivered to the Borrower.

“U.S. Government Securities Business Day”: Any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U. S. Person”: Any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regime”: Each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

“U.S. Tax Compliance Certificate”: The meaning set forth in Section 2.13(f).

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to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefor;

(i)   reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any Section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision;

(j)   reference to any delivery or transfer to the Collateral Agent with respect to the Collateral means delivery or transfer to the Collateral Agent on behalf of the Secured Parties;

(k)   if any date for compliance with the terms or conditions of any Transaction Document falls due on a day which is not a Business Day, then such due date shall be deemed to be the immediately following Business Day;

(l)   reference to the date of any acquisition or disposition of any Collateral, or the date on which any asset is added to or removed from the Collateral shall mean the related “settlement date” and not the related “trade date”;

(m)   references herein to the knowledge or actual knowledge of a Person shall mean the actual knowledge following due inquiry of a responsible officer of such Person;

(n)   for purposes of this Agreement, an Event of Default shall be deemed to be continuing until it is waived in accordance with Section 12.1;

(o)   any use of “material” or “materially” or words of similar meaning in this Agreement shall mean material, as determined by the Administrative Agent in its sole discretion;

(p)   for purposes of calculating the Aggregate Borrowing Base, Adjusted Borrowing Value and Unfunded Exposure Equity Amount on any date of determination, the Aggregate Borrowing Base, Adjusted Borrowing Value and Unfunded Exposure Amount of the applicable Loans (or Advances) shall be converted to Dollars, if necessary, by the Collateral Manager using the Applicable Exchange Rate;

(q)   (i) all Canadian Dollars will be deposited into the Canadian Dollar Account and will remain in such account unless otherwise provided for herein; the Collateral Agent shall maintain records designating the amounts in the Canadian Dollar Account as Principal Collections, Interest Collections or Unfunded Exposure Collections; and the Collateral Agent’s reports shall indicate the same, (ii) all Euros will be deposited into the Euro Account and will remain in such account unless otherwise provided for herein; the Collateral Agent shall maintain records designating the amounts in the Euro Account as Principal Collections, Interest Collections or Unfunded Exposure Collections; and the Collateral Agent’s reports shall indicate the same and (iii) all GBP will be deposited into the GBP Account and will remain in such account unless otherwise provided for herein; the Collateral Agent shall maintain records designating the amounts in the GBP Account as Principal Collections, Interest Collections or Unfunded Exposure Collections; and the Collateral Agent’s reports shall indicate the same;

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(r)   ~~(p)~~ unless otherwise expressly stated in this Agreement, if at any time any change in generally accepted accounting principles (including the adoption of IFRS) would affect the computation of any covenant (including the computation of any financial covenant) set forth in this Agreement or any other Transaction Document, the Borrower and the Administrative Agent shall negotiate in good faith to amend such covenant to preserve the original intent in light of such change; provided, that, until so amended, (i) such covenant shall continue to be computed in accordance with the application of generally accepted accounting principles prior to such change and (ii) the Borrower shall provide to the Administrative Agent a written reconciliation in form and substance reasonably satisfactory to the Administrative Agent, between calculations of such covenant made before and after giving effect to such change in generally accepted accounting principles; and

(s)   ~~(q)~~ neither the Administrative Agent nor the Borrower warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of or any other matter related to Daily Simple SOFR or any other Benchmark, or any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 2.18, will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Daily Simple SOFR such Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and their Affiliates or other related entities may engage in transactions that affect the calculation of a Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error in any such rate (or component thereof) provided by any such information source or service.

ARTICLE II

THE ADVANCES AND RELATED MATTERS

Section 2.1  The Advances.

(a)  During the Reinvestment Period, the Borrower may, at its option, request the Lenders to make advances of funds (each, an “Advance”) under this Agreement pursuant to a Funding Notice; provided, however, that no Lender shall be obligated to make any Advance on or after the date that is two (2) Business Days prior to the Reinvestment Period End Date, unless the Borrower has entered into a binding commitment to purchase an Eligible Loan prior to the

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declaration of the Termination Date or the Reinvestment Period End Date pursuant to Section 9.2(a) and the related Advance Date is not more than thirty (30) days after such declaration.

(b)   Following the receipt of a Funding Notice during the Reinvestment Period and subject to the terms and conditions hereinafter set forth, the Lenders shall fund such Advance. Notwithstanding anything to the contrary herein, no Lender shall be obligated to make any Advance if, after giving effect to such Advance and the addition to the Collateral of the Eligible Loans to be acquired by the Borrower with the proceeds of such Advance, (i) in the reasonable discretion of any such Lender, a Default or Event of Default would be expected to result therefrom or (ii) ~~the aggregate Advances Outstanding would exceed the~~a Borrowing Base Deficiency or a Borrowing Base Deficiency (Currency) in the relevant Available Currency would occur.

(c)   The Borrower may, with the written consent of the Administrative Agent, add additional Persons who satisfy the requirements set forth in Section 12.16 as Lenders and increase the Commitments hereunder; provided that the Commitment of any Lender may only be increased with the prior written consent of such Lender and the Administrative Agent. Each additional Lender shall become a party hereto by executing and delivering to the Administrative Agent, the Collateral Agent, the Collateral Manager and the Borrower a Transferee Letter and a Joinder Supplement.

Section 2.2  Procedures for Advances by the Lenders.

(a)   Subject to the limitations set forth in Section 2.1(a), the Borrower may request an Advance from the Lenders by delivering to the Lenders at certain times the information and documents set forth in this Section 2.2.

(b)   With respect to all Advances, (A) if the Advance is denominated in Dollars, no later than 2:00 p.m. on the proposed Funding Date, (B) if the Advance is denominated in GBP, no later than 3:00 p.m. at least five (5) Business Days prior to the proposed Funding Date and (C) if the Advance is denominated in an Available Currency other than Dollars or GBP, no later than 3:00 p.m. at least three (3) Business Days prior to the proposed Funding Date (or, in each case, such shorter time period as is acceptable to the Administrative Agent), the Borrower (or the Collateral Manager on the Borrower’s behalf) shall deliver:

(i)   to the Administrative Agent (with a copy to the Collateral Agent) a wire disbursement and authorization form, to the extent not previously delivered; and

(ii)   to the Administrative Agent (with a copy to each Lender and the Collateral Agent) a duly completed Funding Notice (including a duly completed Borrowing Base Certificate updated to the date such Advance is requested and giving pro forma effect to the Advance requested and the use of the proceeds thereof) which shall (i) specify the desired amount of such Advance, which amount shall not cause ~~the Advances Outstanding to exceed the~~a Borrowing Base Deficiency or a Borrowing Base Deficiency (Currency) in the relevant Available Currency and must be at least equal to $500,000 (or the equivalent amount in the applicable Available Currency) (or such lesser amount as may be required to fund a draw under a Revolving Loan or Delayed Draw Loan), to be

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allocated to each Lender in accordance with its Pro Rata Share, (ii) specify the proposed Funding Date of such Advance, (iii) specify the Loan(s) (if any) to be financed on such Funding Date (including the appropriate file number, Obligor, Outstanding Balance, Assigned Value and Purchase Price for such Loan(s) (if any)), and (iv) include a representation that all conditions precedent for an Advance described in Article III hereof have been met. Each Funding Notice shall be irrevocable. If any Funding Notice is received by the Administrative Agent, the Collateral Agent and each Lender after 2:00 p.m. on the proposed Funding Date or on a day that is not a Business Day, such Funding Notice shall be deemed to be received by the Administrative Agent, the Collateral Agent and each Lender at 9:00 a.m. on the next Business Day.

(c)   On the proposed Funding Date, subject to the limitations set forth in Section 2.1(a) and upon satisfaction of the applicable conditions set forth in Article III, each Lender shall make available to the Borrower in same day funds, by wire transfer to the account designated by the Borrower in the Funding Notice given pursuant to this Section 2.2, an amount equal to such Lender’s Pro Rata Share of the least of (i) the amount requested by the Borrower for such Advance, (ii) the aggregate unused Commitments then in effect and (iii) the maximum amount that, after taking into account the proposed use of the proceeds of such Advance, could be advanced to the Borrower hereunder without causing ~~the Advances Outstanding to exceed the~~a Borrowing Base Deficiency or a Borrowing Base Deficiency (Currency).

(d)   On each Funding Date, the obligation of each Lender to remit its Pro Rata Share of any such Advance shall be several from that of each other Lender and the failure of any Lender to so make such amount available to the Borrower shall not relieve any other Lender of its obligation hereunder.

Section 2.3  Reduction of the Facility Amount; Principal Repayments.

(a)   The Borrower (or the Collateral Manager on behalf of the Borrower) may irrevocably terminate the Commitments in whole or irrevocably reduce in part the portion of the Commitments that exceed the sum of the Advances Outstanding and accrued Interest and Breakage Costs with respect thereto; provided that (i) the Borrower shall provide a Repayment Notice at least two (2) Business Days prior to the date of such termination or reduction to the Administrative Agent (with a copy to the Collateral Manager); (ii) any partial reduction of the Commitments shall be in an amount equal to $5,000,000 (or the equivalent amount in the applicable Available Currency) and in integral multiples of $500,000 (or the equivalent amount in the applicable Available Currency) in excess thereof, and (iii) in the case of such termination or reduction on or prior to the ~~two~~one (~~2~~1) year anniversary of the Seventh Amendment Closing Date other than in connection with an amendment and restatement of this Agreement, the Borrower shall pay to the Administrative Agent for distribution to the Lenders the applicable Commitment Reduction Fee. Each notice of a reduction or termination pursuant to this Section 2.3(a) shall be irrevocable. The applicable Commitment of each Lender shall be reduced by an amount equal to its Pro Rata Share (prior to giving effect to any reduction of the Commitments hereunder) of the aggregate amount of any reduction under this Section 2.3(a).

(b)   The Borrower (or the Collateral Manager on behalf of the Borrower) may, at any time, reduce Advances Outstanding; provided that, other than a reduction pursuant to

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Section 2.7 or 2.8 (i) the Borrower shall provide a Repayment Notice at least two (2) Business Days prior to the date of such reduction to the Administrative Agent, the Collateral Agent and the Lenders (provided that same day notice may be given with respect to curing any Borrowing Base Deficiency or Borrowing Base Deficiency (Currency)) and (ii) any reduction of Advances Outstanding (other than with respect to repayments of Advances Outstanding made by the Borrower to reduce Advances Outstanding such that no Borrowing Base Deficiency or Borrowing Base Deficiency (Currency) exists) shall be in a minimum amount of $500,000 (or the equivalent amount in the applicable Available Currency) and in integral multiples of $100,000 (or the equivalent amount in the applicable Available Currency) in excess thereof. In connection with any such reduction of Advances Outstanding, the Borrower (or, in the case of curing a Borrowing Base Deficiency, the Equityholder on behalf of the Borrower) shall deliver (1) to the Administrative Agent, the Collateral Agent and each Lender of such Advances, a Repayment Notice and (2) funds to the Collateral Agent for payment to the Lenders of such Advances sufficient to repay such Advances Outstanding, accrued Interest thereon and any Breakage Costs which may include instructions to the Collateral Agent to use funds from the Principal Collection Account and/or funds otherwise provided by the Borrower or the Equityholder to the Collateral Agent with respect thereto; provided that, the Advances Outstanding will not be reduced unless sufficient funds have been remitted to pay all such amounts referred to in this sentence in full. Any Advance so repaid may, subject to the terms and conditions hereof, be reborrowed during the Reinvestment Period. Any Repayment Notice relating to any repayment pursuant to this Section 2.3(b) shall be irrevocable.

(c)   At any time after the twelve-month anniversary of the Closing Date and prior to the end of the Reinvestment Period, the Borrower may deliver to the Administrative Agent (which shall promptly deliver the same to the Lenders) a notice requesting that the Reinvestment Period and/or the Facility Maturity Date be extended. Each Lender shall have the right in its sole discretion to approve or deny any such extension request. Upon written notice from the Administrative Agent and each Lender agreeing to such extension, the Reinvestment Period and/or the Facility Maturity Date, as applicable, shall be extended to such date as is approved by each Lender for all purposes hereof.

(d)   Unless sooner prepaid pursuant to the terms hereof, the Advances Outstanding shall be repaid in full on the Termination Date or on such later date as is agreed to in writing by the Borrower, the Collateral Manager, the Administrative Agent and the Lenders.

Section 2.4  Determination of Interest.

(a)   The Collateral Agent shall determine the Interest (including unpaid Interest related thereto, if any, due and payable on a prior Payment Date) to be paid by the Borrower on each Payment Date for the related Accrual Period and shall advise the Collateral Manager and the Borrower thereof on the third Business Day prior to such Payment Date.

(b)   No provision of this Agreement shall require the payment or permit the collection of Interest in excess of the maximum permitted by Applicable Law.

(c)   No Interest shall be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.

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(d)   Interest due on any Payment Date shall be calculated on the Determination Date immediately preceding such Payment Date using the Applicable Exchange Rate as of such Determination Date.

(e)   In connection with the use or administration of any Benchmark, the Administrative Agent will have the right, in consultation with the Borrower, to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document. The Administrative Agent will promptly notify the Borrower, the Collateral Agent and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of any Benchmark.

Section 2.5   [Reserved].

Section 2.6   Borrowing Base Deficiency Cures.

Any Borrowing Base Deficiency or Borrowing Base Deficiency (Currency) may be cured by the Borrower taking one or more of the following actions:

  (i)   crediting Cash into the Principal Collection Account;

 (ii)   repaying the applicable Advances Outstanding in accordance with Section 2.3(b); or

(iii)  posting additional Eligible Loans and/or Permitted Investments as Collateral or effecting a Substitution of a new Eligible Loan for an existing Loan; provided that the amount of any reduction of a Borrowing Base Deficiency or Borrowing Base Deficiency (Currency) pursuant to any such additional Eligible Loans shall be the Adjusted Borrowing Value of such Eligible Loans.

For the avoidance of doubt, the Borrower may cure a Borrowing Base Deficiency or Borrowing Base Deficiency (Currency) by any combination of (i), (ii) or (iii) of this Section 2.6 (or by any other action with the prior written consent of the Administrative Agent). Notwithstanding any other provisions of this Agreement, if the Borrower has eliminated a Borrowing Base Deficiency or Borrowing Base Deficiency (Currency) pursuant to clause (i) of this Section 2.6, upon written request of the Borrower to the Collateral Agent to release such funds from the Principal Collection Account and certification by the Borrower that immediately after giving effect to the return of any such Cash, no Borrowing Base Deficiency or Borrowing Base Deficiency (Currency) will exist, the Borrower shall be permitted the return of all or a portion of the Cash so deposited in the Principal Collection Account and the Collateral Agent shall pay the amount so requested to the Borrower and, for the avoidance of doubt, such amount shall not constitute Available Funds.

Section 2.7  Priority of Payments.

(a)   Interest Collection Account. On each Payment Date, so long as no Event

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of Default has occurred and is continuing, the Collateral Manager shall direct the Collateral Agent to pay pursuant to the related Collateral Management Report (and the Collateral Agent shall make payment from the Interest Collection Account and Interest Collections in the Canadian Dollar Account, the Euro Account and the GBP Account of the Borrower to the extent of Available Funds, in reliance on the information set forth in such Collateral Management Report) to the following Persons, the following amounts in the following order of priority:

(1)   pro rata to (A) the Collateral Agent, in an amount equal to any accrued and unpaid Collateral Agent Fees and (B) the Securities Intermediary, in an amount equal to any amounts payable to the Securities Intermediary under the Securities Account Control Agreement; provided that, the aggregate amount payable pursuant to this Section 2.7(a)(1), Section 2.7(b)(1) and Section 2.8(1) shall not exceed $100,000 per annum;

(2)   to the Collateral Manager first (A) in an amount equal to any accrued and unpaid Collateral Management Fee and then second (B) all documented Collateral Manager Reimbursable Expenses due and owing to the Collateral Manager; provided that, during any 12-month rolling period, the aggregate amount payable pursuant to this Section 2.7(a)(2)(B), Section 2.7(b)(2)(B) and Section 2.8(2)(B) shall not exceed $100,000 per annum;

(3)   pro rata to each Lender, in an amount equal to any accrued and unpaid Interest, Breakage Costs and Non-Usage Fee;

(4)   pro rata to the Administrative Agent and each Lender, all Administrative Expenses and any Increased Costs due and owing to such Person;

(5)   if a Borrowing Base Deficiency or a Borrowing Base Deficiency (Currency) exists, pro rata to the Lenders to reduce the Advances Outstanding in an amount necessary to cure such Borrowing Base Deficiency or Borrowing Base Deficiency (Currency), as applicable;

(6)   pro rata to each Lender, in an amount equal to any accrued and unpaid Commitment Reduction Fee;

(7)   first, to the extent not paid pursuant to Section 2.7(a)(1) as a result of the limitation set forth therein, pro rata to (A) the Collateral Agent, in an amount equal to any accrued and unpaid Collateral Agent Fees and (B) the Securities Intermediary, in an amount equal to any amounts payable to the Securities Intermediary under the Securities Account Control Agreement; and second, pro rata to each applicable party to pay all other unpaid Administrative Expenses;

(8)   to the applicable Governmental Authority, any Tax or withholding Tax which, if not paid, could result in a Lien on any of the Collateral; and

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(9)   (A) during a Default, to remain in the Interest Collection Account or (B) otherwise, any remaining amounts shall be deemed released from the Lien of the Collateral Agent hereunder and distributed to, or at the direction of, the Borrower;

(b)   Principal Collection Account. On each Payment Date, so long as no Event of Default has occurred and is continuing, the Collateral Manager shall direct the Collateral Agent to pay pursuant to the related Collateral Management Report (and the Collateral Agent shall make payment from the Principal Collection Account and Principal Collections in the Canadian Dollar Account, the Euro Account and the GBP Account to the extent of Available Funds, in reliance on the information set forth in such Collateral Management Report) to the following Persons, the following amounts in the following order of priority:

(1)   to the extent not paid pursuant to Section 2.7(a)(1), pro rata to (A) the Collateral Agent, in an amount equal to any accrued and unpaid Collateral Agent Fees and (B) the Securities Intermediary, in an amount equal to any amounts payable to the Securities Intermediary under the Securities Account Control Agreement; provided that, the aggregate amount payable pursuant to Section 2.7(a)(1), this Section 2.7(b)(1) and Section 2.8(1) shall not exceed $100,000 per annum;

(2)   to the extent not paid pursuant to Section 2.7(a)(2), to the Collateral Manager first (A) in an amount equal to any accrued and unpaid Collateral Management Fee and then second (B) all documented Collateral Manager Reimbursable Expenses due and owing to the Collateral Manager; provided that, during any 12-month rolling period, the aggregate amount payable pursuant to Section 2.7(a)(2)(B), this Section 2.7(b)(2)(B) and Section 2.8(2)(B) shall not exceed $100,000 per annum;

(3)   to the extent not paid pursuant to Section 2.7(a)(3), pro rata to each Lender, in an amount equal to any accrued and unpaid Interest, Breakage Costs and Non-Usage Fee;

(4)   to the extent not paid pursuant to Section 2.7(a)(4), pro rata to the Administrative Agent and each Lender, all Administrative Expenses and any Increased Costs due and owing to such Person;

(5)   to the Unfunded Exposure Account (which, during the Reinvestment Period shall be at the discretion of the Collateral Manager) in an amount necessary to cause the amount on deposit in the Unfunded Exposure Account to equal (i) prior to the Reinvestment Period End Date, the Unfunded Exposure Equity Amount and (ii) after the Reinvestment Period End Date, the Unfunded Exposure Amount;

(6)   (i) during the Reinvestment Period, to the extent not paid pursuant to Section 2.7(a)(5), pro rata to the Lenders to reduce the Advances Outstanding in an amount necessary to cure such Borrowing Base Deficiency or

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Borrowing Base Deficiency (Currency), as applicable, or (ii) after the end of the Reinvestment Period, pro rata to each Lender to pay the Advances Outstanding until paid in full;

(7)   to the extent not paid pursuant to Section 2.7(a)(6), pro rata to each Lender, in an amount equal to any accrued and unpaid Commitment Reduction Fee owing to the Lenders;

(8)   to the extent not paid pursuant to Section 2.7(a)(7), first, to the extent not paid pursuant to Section 2.7(b)(1) as a result of the limitation set forth therein, pro rata to (A) the Collateral Agent, in an amount equal to any accrued and unpaid Collateral Agent Fees and (B) the Securities Intermediary, in an amount equal to any amounts payable to the Securities Intermediary under the Securities Account Control Agreement, and second, pro rata to each applicable party to pay all other outstanding amounts then due and payable under the Transaction Documents;

(9)   to the extent not paid pursuant to Section 2.7(a)(8), to the applicable Governmental Authority, any Tax or withholding Tax which, if not paid, could result in a Lien on any of the Collateral; and

(10)   (A) during a Default, to remain in the Principal Collection Account or (B) otherwise, any remaining amounts shall be deemed released from the Lien of the Collateral Agent hereunder and distributed to, or at the direction of, the Borrower;

Section 2.8 Alternate Priority of Payments.

On each Business Day (a) following the occurrence of an Event of Default or (b) following the declaration of the occurrence, or the deemed occurrence, as applicable, of the Termination Date pursuant to Section 9.2(a), the Collateral Manager (or, after delivery of a Notice of Exclusive Control, the Administrative Agent) shall direct the Collateral Agent to pay pursuant to the related Collateral Management Report (and the Collateral Agent shall make payment from the Collection Account, the Canadian Dollar Account, the Euro Account and the GBP Account to the extent of Available Funds, in reliance on the information set forth in such Collateral Management Report) to the following Persons, the following amounts in the following order of priority:

(1)   pro rata to the Collateral Agent and the Securities Intermediary, in an amount equal to any accrued and unpaid Collateral Agent Fees owing to such Person; provided that, the aggregate amount payable pursuant to Section 2.7(a)(1), Section 2.7(b)(1) and this Section 2.8(1) shall not exceed $100,000 per annum;

(2)   to the Collateral Manager first (A) in an amount equal to any accrued and unpaid Collateral Management Fee and then second (B) all documented Collateral Manager Reimbursable Expenses due and owing to the Collateral Manager; provided that, during any 12-month rolling period, the

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aggregate amount payable pursuant to Section 2.7(a)(2)(B), Section 2.7(b)(2)(B) and this Section 2.8(2)(B) shall not exceed $100,000 per annum;

(3)   pro rata to each Lender, in an amount equal to any accrued and unpaid Interest, Breakage Costs and Non-Usage Fee;

(4)   pro rata to the Administrative Agent and each Lender, all Administrative Expenses and any Increased Costs due and owing to such Person;

(5)   to the Unfunded Exposure Account, in an amount necessary to cause the amount on deposit in the Unfunded Exposure Account to equal the Unfunded Exposure Amount;

(6)   pro rata to the Lenders to pay the Advances Outstanding until paid in full;

(7)   pro rata to each Lender, in an amount equal to any accrued and unpaid Commitment Reduction Fee owing to the Lenders;

(8)   first, to the extent not paid pursuant to Section 2.8(1) as a result of the limitation set forth therein, pro rata to (A) the Collateral Agent, in an amount equal to any accrued and unpaid Collateral Agent Fees and (B) the Securities Intermediary, in an amount equal to any amounts payable to the Securities Intermediary under the Securities Account Control Agreement, and second, pro rata to each applicable party to pay all other amounts outstanding under the Transaction Documents;

(9)   to the applicable Governmental Authority, any Tax or withholding Tax which, if not paid, could result in a Lien on any of the Collateral; and

(10)   any remaining amounts shall be deemed released from the Lien of the Collateral Agent hereunder and distributed to the Borrower or any nominee thereof.

Section 2.9 Collections and Allocations.

(a)   Collections. The Collateral Manager shall promptly identify any Collections received directly by it as Interest Collections or Principal Collections in any Available Currency and shall transfer (i) all ~~such~~ Collections denominated in Dollars to the appropriate Collection Account within ~~two~~three (~~2~~3) Business Days after its receipt thereof, (ii) all Collections denominated in Canadian Dollars to the Canadian Dollar Account within three (3) Business Days after its receipt and identification thereof, (iii) all Collections denominated in Euros to the Euro Account within three (3) Business Days after its receipt and identification thereof and (iv) all Collections denominated in GBP to the GBP Account within three (3) Business Days after its receipt and identification thereof. Upon the receipt of Collections in the Collection Account during any Accrual Period, the Collateral Manager shall identify Principal Collections and Interest Collections no later than the Measurement Date related to the Payment

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Date immediately following such Accrual Period and direct the Collateral Agent and Securities Intermediary to transfer the same to the Principal Collection Account ~~and~~, the Interest Collection Account, the Canadian Dollar Account, the Euro Account or the GBP Account, respectively. All Collections in (i) Canadian Dollars shall be deposited into the Canadian Dollar Account, (ii) Euros shall be deposited into the Euro Account and (iii) GBP shall be deposited into the GBP Account. For purposes of Section 2.7, any Principal Collections and Interest Collections shall be applied on any Payment Date (i) first, to make payments in the applicable Available Currency and (ii) second, to make payments in any other Available Currency (pro rata based on available amounts from each other Available Currency), as converted by the Collateral Agent at the direction of the Collateral Manager using the Applicable Exchange Rate; provided, that such payments shall be subject to availability of such funds pursuant to Section 2.7. The Collateral Manager shall instruct the Collateral Agent on the Determination Date immediately preceding each Payment Date, to convert amounts on deposit in any Available Currency other than Dollars into Dollars to the extent necessary to make payments pursuant to Section 2.7 (as determined by the Collateral Manager using the Applicable Exchange Rate). Any Principal Collections may be converted by the Collateral Agent at the direction of the Collateral Manager into another Available Currency on any Business Day (other than a Payment Date) using the Applicable Exchange Rate so long as no Borrowing Base Deficiency or Borrowing Base Deficiency (Currency) exists either prior to or after giving effect to such conversion. The Collateral Manager shall provide no less than one (1) Business Day’s prior written notice to the Administrative Agent and the Collateral Agent of any such conversion. The Collateral Manager shall further include a statement as to the amount of Principal Collections and Interest Collections on deposit in the Principal Collection Account and the Interest Collection Account on each Reporting Date in the Collateral Management Report delivered pursuant to Section 6.8(c).

(b)   Excluded Amounts. With the prior written consent of the Administrative Agent, the Collateral Manager may direct the Collateral Agent and the Securities Intermediary to withdraw from the Collection Account and pay to the Person entitled thereto any amounts credited thereto constituting Excluded Amounts if the Collateral Manager has, prior to such withdrawal and consent, delivered to the Administrative Agent, the Collateral Agent, the Borrower and each Lender a report setting forth the calculation of such Excluded Amounts in form and substance reasonably satisfactory to the Administrative Agent and each Lender.

(c)   Initial Deposits. On the initial Funding Date with respect to any Loan, the Collateral Manager will deposit or cause to be deposited into the Collection Account, the Canadian Dollar Account, the Euro Account or the GBP Account, as applicable, all Collections received in respect of such Loan on such initial Funding Date. The Borrower shall confirm to the Administrative Agent in writing when it has provided each such payment instruction.

(d)   Investment of Funds. All uninvested amounts on deposit in the Collection Account, the Canadian Dollar Account, the Euro Account and the GBP Account shall be invested pursuant to clause (b) (or, upon written notice from the Collateral Manager to the Collateral Agent, clause (c)) of the definition of Permitted Investments. All earnings (net of losses and investment expenses) thereon shall be retained or deposited into the Principal Collection Account, the Canadian Dollar Account, the Euro Account or the GBP Account, as applicable, in each case as Principal Collections, and shall be applied on each Payment Date

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pursuant to the provisions of Section 2.7 or Section 2.8 (as applicable).

(e)   Unfunded Exposure Account. On the last day of the Reinvestment Period, the Borrower shall fund an amount equal to the Unfunded Exposure Amount into the Unfunded Exposure Account. All funding requests associated with the Unfunded Exposure Amount shall be made from the Unfunded Exposure Account after the Reinvestment Period End Date. All uninvested amounts on deposit in the Unfunded Exposure Account shall be invested pursuant to clause (b) (or, upon written notice from the Collateral Manager to the Collateral Agent, clause (c)) of the definition of Permitted Investments.

Section 2.10 Payments, Computations, etc.

(a)   Unless otherwise expressly provided herein, all amounts to be paid or deposited by the Borrower hereunder shall be paid or deposited in accordance with the terms hereof no later than 3:00 p.m. on the day when due in lawful money of the United States in immediately available funds and any amount not received before such time shall be deemed received on the next Business Day. The Borrower shall, to the extent permitted by law, pay to the Secured Parties interest on all amounts not paid or deposited when due hereunder at 2.00% per annum above the Prime Rate, payable on demand; provided that such interest rate shall not at any time exceed the maximum rate permitted by Applicable Law. Such interest shall be for the account of the applicable Secured Party. All computations of interest and other fees hereunder shall be made on the basis of a year consisting of 360 days (other than calculations with respect to (x) Daily Simple CORRA or Daily Simple SONIA, which shall be based on a year consisting of 365 days or (y) the Base Rate, which shall be based on a year consisting of 365 or 366 days, as applicable) for the actual number of days elapsed.

(b)   Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of Interest or any fee payable hereunder, as the case may be. For avoidance of doubt, to the extent that Available Funds are insufficient on any Payment Date to satisfy the full amount of any Increased Costs pursuant to Section 2.12, such unpaid amounts shall remain due and owing and shall accrue interest as provided in Section 2.10(a) until repaid in full.

(c)   If any Advance requested by the Borrower is not effectuated as a result of the failure to fulfill any condition under Section 3.2 (other than any condition that is waived by the Administrative Agent), as the case may be, on the date specified therefor, whichever of the Collateral Manager or the Borrower is at fault, such Person shall indemnify the applicable Lender against any reasonable loss, cost or expense incurred by the applicable Lender, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the applicable Lender to fund or maintain such Advance upon receipt by the Borrower of documentation setting forth such costs.

Section 2.11 Fees.

The Borrower shall pay to Cadwalader, Wickersham & Taft LLP as counsel to the Administrative Agent and the Lenders, within two (2) Business Days following an invoice

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shall constitute a circumstance on which such Affected Party may base a claim for reimbursement under this Section 2.12. Notwithstanding the foregoing, but subject to Section 6.7, the provisions of this Section 2.12(b) shall not apply to the consolidation of the Borrower for accounting purposes as required by GAAP with the Collateral Manager or any Affiliate thereof, whether or not an Affected Party.

(c)  If as a result of any event or circumstance similar to those described in clause (a) or (b) of this Section 2.12, any Affected Party is required to compensate a bank or other financial institution providing liquidity support, credit enhancement or other similar support to such Affected Party in connection with this Agreement or the funding or maintenance of Advances hereunder, then on the next Payment Date pursuant to Section 2.7 or 2.8, as applicable, occurring at least five (5) Business Days after the request for such invoice, the Borrower shall pay to such Affected Party such additional amount or amounts as may be necessary to reimburse such Affected Party for any amounts payable or paid by it.

(d)  In determining any amount provided for in this Section 2.12, the Affected Party may use any reasonable averaging and attribution methods. Any Affected Party making a claim under this Section 2.12 shall submit to the Borrower and the Collateral Manager a written description as to such additional or increased cost or reduction and the calculation thereof, which written description shall be conclusive absent manifest error.

(e)  If a Disruption Event ~~as described in clause (a) of the definition of “Disruption Event”~~ with respect to any Lender has occurred with respect to any then-current Benchmark, such Lender shall in turn so notify the Borrower, whereupon all Advances Outstanding ~~of~~made by the affected Lender in ~~respect of which Interest accrues at Daily Simple SOFR shall immediately be converted into Advances Outstanding in respect of which such Interest accrues at the Base Rate; provided that such Lender or the Administrative Agent shall notify the Borrower promptly when the~~the applicable Available Currency will accrue Interest at the Base Rate from and including the date such of Disruption Event to, but excluding, the earlier of (x) such time as the conditions leading to such Disruption Event ~~is~~ no longer ~~continuing~~exists and ~~interest on such Advances Outstanding on and after the date of such notice with respect to such Lender shall accrue interest at Daily Simple SOFR~~(y) the Benchmark Replacement Date for such Benchmark.

(f)  Failure or delay on the part of any Affected Party to demand compensation pursuant to this Section 2.12 shall not constitute a waiver of such Affected Party’s right to demand or receive such compensation; provided that, anything to the contrary in this Section 2.12, the Borrower shall not be required to compensate an Affected Party pursuant to this Section 2.12 for any amounts incurred more than six (6) months prior to the date that such Affected Party notifies the Borrower of such Affected Party’s intention to claim compensation therefor; provided further that, if the circumstances giving rise to such claim have a retroactive effect, then such six (6) month period shall be extended to include the period of such retroactive effect.

(g)  Each Lender agrees that it will take such commercially reasonable actions as the Borrower may reasonably request that will avoid the need to pay, or reduce the amount of, any increased amounts referred to in this Section 2.12 or Section 2.13; provided that no Lender shall be obligated to take any actions that would, in the reasonable opinion of such Lender,

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behalf of the Borrower while that Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 2.18 Benchmark Replacement Settings.

(a)  Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Transaction Document, upon the occurrence of a Benchmark Transition Event with respect to any Benchmark, the Administrative Agent and the Borrower may amend this Agreement to replace such Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.18(a) will occur prior to the applicable Benchmark Transition Start Date.

(b)  Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right, in consultation with the Borrower, to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document.

(c)  Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower, the Collateral Agent and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement~~. The Administrative Agent will promptly notify the Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.18(d)~~. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.18, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Transaction Document, except, in each case, as expressly required pursuant to this Section 2.18.

~~(d)  Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Transaction Document, at any time (including in connection with the implementation of a Benchmark Replacement), if any then-current Benchmark is a term rate and either (1) no tenor for such Benchmark is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of~~

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~~information announcing that any tenor that is the then-applicable to such Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the Administrative Agent may modify the definition of “Accrual Period” (or any similar or analogous definition) for any Benchmark settings as of the date of or following such occurrence to remove such unavailable, non-representative, non-compliant or non-aligned tenor provided that if a tenor that was removed pursuant to this Section 2.18(d) either (1) is subsequently displayed on a screen or information service that publishes such Benchmark from time to time or (2) is not, or is no longer, subject to an announcement that it is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the Administrative Agent may modify the definition of “Accrual Period” (or any similar or analogous definition) for all Advances made at or after such occurrence to reinstate such previously removed tenor.~~

(d)  ~~(e)~~ Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to ~~any then-current~~a given Benchmark, the Borrower may revoke any pending request for an Advance denominated in the applicable Available Currency to be made during ~~such~~any Benchmark Unavailability Period. During a Benchmark Unavailability Period with respect to any ~~then-current~~ Benchmark or at any time that ~~all tenors~~a tenor for any then-current Benchmark ~~are unavailable~~is not available, the Base Rate shall be used instead of such Benchmark to calculate Interest.

ARTICLE III

CONDITIONS TO CLOSING AND ADVANCES

Section 3.1 Conditions to Closing.

No Lender shall be obligated to make any Advance hereunder, nor shall any Lender, the Administrative Agent or the Collateral Agent be obligated to take, fulfill or perform any other action hereunder, until the following conditions have been satisfied, in the sole discretion of, or waived in writing by the Administrative Agent:

(a)  Each Transaction Document shall have been duly executed by, and delivered to, the parties thereto, and the Administrative Agent shall have received such other documents, instruments, agreements and legal opinions as the Administrative Agent shall reasonably request in connection with the transactions contemplated by this Agreement, each in form and substance satisfactory to the Administrative Agent;

(b)  The Administrative Agent shall have received satisfactory evidence that each of the Seller, the Borrower and the Collateral Manager has obtained all required consents and approvals of all Persons to the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby or thereby;

(c)  The Seller, the Collateral Manager and the Borrower shall each have

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(ii)  no event has occurred, or would result from such Transaction or from the application of proceeds thereof, that constitutes a Default or an Event of Default;

(iii)  on and as of such day, immediately after giving effect to such Transaction, ~~the Advances Outstanding do not exceed the~~neither a Borrowing Base Deficiency nor a Borrowing Base Deficiency (Currency) in the relevant Available Currency would occur (or, to the extent permitted under Section 2.14(b), any Borrowing Base Deficiency is reduced);

(iv)  to the extent applicable to the requested Transaction and with respect to the Borrower, no Applicable Law shall prohibit or enjoin the proposed Reinvestment of Principal Collections or acquisition of Loans; and

(v)  on and as of such day, immediately after giving effect to such Transaction the Advances Outstanding do not exceed the Facility Amount.

(d)  On the date of such Transaction (A) the Collateral Manager shall be deemed to have certified that each of the following statements shall be true and correct as of such date and (B) the Collateral Manager shall have certified in the related Borrower’s Notice that (other than with respect to the Borrower’s certifications in clause (c) and, with respect to reports required to be delivered by the Borrower under the Transaction Documents, clause (g) and the conditions precedent in clauses (f), (h) and (i) of this Section 3.2) all conditions precedent to the requested Transaction have been satisfied:

(i)  no event has occurred, or would result from such Transaction or from the application of proceeds thereof, that constitutes a Default, an Event of Default or a Collateral Manager Termination Event;

(ii)  on and as of such day, immediately after giving effect to such Transaction, ~~the Advances Outstanding do not exceed the~~neither a Borrowing Base Deficiency nor a Borrowing Base Deficiency (Currency) in the relevant Available Currency would occur (or, to the extent permitted under Section 2.14(b), any Borrowing Base Deficiency is reduced);

(iii)  the representations and warranties contained in Section 4.3 are true and correct in all respects on and as of such day (other than any representation and warranty that is made as of a specific date);

(iv)  on and as of such day, immediately after giving effect to such Transaction, the Advances Outstanding do not exceed the Facility Amount.

(e) (i) With respect to any Advance under this Agreement or any Reinvestment of Principal Collections pursuant to Section 2.14(a)(i), the Reinvestment Period End Date shall not have occurred, and (ii) with respect to any Transaction, the Termination Date shall not have occurred;

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attorney-client privilege and (y) materials which such party may not disclose without violation of confidentiality obligations binding upon it. Each Lender (or a representative designated by each Lender) shall have the right to accompany the Administrative Agent on each such visit and inspection. For the avoidance of doubt, the right of the Administrative Agent provided herein (including pursuant to clause (e) below and Section 5.3(d)) to visit and inspect the financial records and properties of the Borrower shall be limited to not more than two (2) such visits and inspections in any fiscal year; provided that after the occurrence of an Event of Default and during its continuance, there shall be no limit to the number of such visits and inspections, and after the resolution of such Event of Default, the number of visits occurring in the current fiscal year shall be deemed to be zero.

(e)  Protection of Interest in Collateral. With respect to the Collateral acquired by the Borrower, the Borrower will (i) acquire such Collateral pursuant to and in accordance with the terms of the Sale Agreement or directly from an unaffiliated third party, (ii) at the Borrower’s expense, take all action necessary to perfect, protect and more fully evidence the Borrower’s ownership of such Collateral free and clear of any Lien other than the Lien created hereunder and Permitted Liens, including, without limitation, (a) with respect to the Loans and that portion of the Collateral in which a security interest may be perfected by filing and maintaining (at the Borrower’s expense), effective financing statements against the Borrower in all necessary or appropriate filing offices, (including any amendments thereto or assignments thereof) and filing continuation statements, amendments or assignments with respect thereto in such filing offices, (including any amendments thereto or assignments thereof) and (b) executing or causing to be executed such other instruments or notices as may be necessary or appropriate, (iii) permit the Administrative Agent or its respective agents or representatives to visit the offices of the Borrower during normal office hours and upon reasonable notice examine and make copies of all documents, books, records and other information concerning the Collateral and discuss matters related thereto with any of the Responsible Officers of the Borrower having knowledge of such matters, which visits shall be subject to the limitations set forth in the final sentence of clause (d) above, and (iv) take all additional action that the Administrative Agent may reasonably request to perfect, protect and more fully evidence the respective interests of the parties to this Agreement in the Collateral.

(f)  Deposit of Collections.

(i)  The Borrower shall promptly (but in no event later than two (2) Business Days after its acquisition of any Loan), or shall cause the Collateral Manager to, instruct each Obligor (or, as applicable, the paying agent) to deliver all Collections in respect of the Collateral to the Collection Account, the Canadian Dollar Account, the Euro Account or the GBP Account, as applicable. Any Scheduled Payment in respect of which a dishonored check is received shall be deemed not to have been paid.

(ii)  The Borrower shall promptly (but in no event later than two (2) Business Days after receipt), or shall cause the Collateral Manager to, identify Principal Collections and Interest Collections no later than the Measurement Date related to the Payment Date immediately following such Accrual Period, and direct the Collateral Agent and Securities Intermediary to transfer the same to the Principal Collection

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Account and the Interest Collection Account, respectively (or, if applicable, the Canadian Dollar Account, the Euro Account or the GBP Account).

(g)  Special Purpose Entity. The Borrower shall be in compliance with the special purpose entity requirements set forth in Section 4.1(u).

(h)  Borrower’s Notice. On each Funding Date and on the date of each Reinvestment of Principal Collections pursuant to Section 2.14(a)(i) or acquisition by the Borrower of Loans in connection with a Substitution pursuant to Section 2.14(b), the Borrower will provide the applicable Borrower’s Notice and a Borrowing Base Certificate, each updated as of such date, to the Administrative Agent (with a copy to the Collateral Agent).

(i)  Events of Default. Promptly following the knowledge or receipt of notice by a Responsible Officer of the Borrower of the occurrence of any Event of Default or Default, the Borrower will provide the Administrative Agent with written notice of the occurrence of such Event of Default or Default of which the Borrower has knowledge or has received notice, it being understood that, for so long as the Collateral Manager is the Equityholder, this requirement will be deemed satisfied by delivery of notice by the Collateral Manager to the Administrative Agent pursuant to clause 5.3(e). In addition, such notice will include a written statement of a Responsible Officer of the Borrower setting forth the details of such event (to the extent known by the Borrower) and the action, if any, that the Borrower proposes to take with respect thereto.

(j)  Obligations. The Borrower shall pay its Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof and the Borrower shall enforce all indemnities and rights against Obligors in accordance with this Agreement and all rights against the Seller under the Sale Agreement.

(k)  Taxes. The Borrower (i) will be treated as a disregarded entity of the Equityholder for U.S. federal income tax purposes, (ii) will timely file or cause to be filed all U.S. federal, state, and other material Tax returns and reports required to be filed by it and (iii) will timely pay or cause to be paid all U.S. federal, state, and other material Taxes required to be paid by it, except Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower sets aside on its books adequate reserves in accordance with GAAP.

(l)  Use of Proceeds. The Borrower will use the proceeds of the Advances only to acquire Eligible Loans, to make distributions to its member in accordance with the terms hereof or to pay related expenses (including interest, fees and expenses payable hereunder) in accordance with Sections 2.7 and 2.8.

(m)  Obligor Notification Forms. The Administrative Agent may, in its discretion after the occurrence and during the continuation of a Collateral Manager Termination Event or an Event of Default, send notification forms giving the Obligors and/or applicable agents notice of the Collateral Agent’s interest in the Collateral and the obligation to make payments as directed by the Collateral Agent.

(n)  Adverse Claims. The Borrower will not create, or participate in the

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with respect to a Pension Plan, in each case that would result in material liability to the Borrower.

(h)  Governing Documents. The Borrower will not amend, modify, waive or terminate any provision of its Governing Documents (i) without providing the Administrative Agent with at least five (5) Business Days’ prior written notice, and (ii) if it has been notified by the Administrative Agent that such amendment, modification, waiver or termination is materially adverse to any Secured Party.

(i)  Changes in Payment Instructions to Obligors. The Borrower will not make any change, or permit the Collateral Manager to make any change, in its instructions to Obligors (or applicable agents) regarding payments to be made with respect to the Collateral to the Collection Account, Canadian Dollar Account, Euro Account or GBP Account, as applicable, unless the Administrative Agent has consented to such change.

(j)   Preservation of Security Interest. The Borrower (at its expense) hereby authorizes the Collateral Agent to file such financing and continuation statements and any other documents that may be required by any law or regulation of any Governmental Authority to preserve and protect fully the first priority (subject to Permitted Liens) perfected ownership and security interest of the Collateral Agent for the benefit of the Secured Parties in, to and under the Loans and proceeds thereof and that portion of the Collateral in which a security interest may be perfected by filing.

(k)  Fiscal Year. The Borrower shall not change its fiscal year or method of accounting without providing the Administrative Agent with at least fifteen (15) days’ prior written notice (i) providing a detailed explanation of such changes and (ii) including a pro forma financial statement demonstrating the impact of such change.

(l)  Change of Control. The Borrower shall not enter into (or, to the extent permitted by Applicable Law, recognize as a member of the Borrower any transferee in connection with) any transaction or agreement or any sale, assignment or transfer (whether direct or indirect) which results in a Change of Control with respect to the Borrower.

(m)  Ownership. The Borrower shall not have any owner other than the Equityholder and shall not permit the Equityholder to incur any Lien on the Capital Stock of the Borrower.

(n)  Compliance with Sanctions. None of the Borrower, any Person directly or indirectly Controlling the Borrower nor any Person directly or indirectly Controlled by the Borrower and, to the Borrower’s knowledge, no Related Party of the foregoing that will act in any capacity in connection with this Agreement will, directly or indirectly, use the proceeds of any Advance hereunder, or lend, contribute, or otherwise make available such proceeds to any subsidiary, joint venture partner, or other Person (i) to fund, finance or facilitate any activities, business or transactions of or with a Sanctioned Person that would be prohibited by Sanctions, or (ii) in any manner that would be prohibited by Sanctions or would otherwise cause any Lender to be in breach of any Sanctions. The Borrower will notify each Lender and the Administrative Agent in writing not more than five (5) Business Days after becoming aware of any breach of

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thereof, deposit any Collections received by it into the Collection Account, the Canadian Dollar Account, the Euro Account or the GBP Account, as applicable, and provide the related Obligor with instructions to remit payments directly to the Collection Account as required herein.

(i)  Required Notices. The Collateral Manager will furnish to the Borrower and the Administrative Agent, promptly upon becoming aware thereof (and, in any event, within five (5) Business Days), notice of (1) any Collateral Manager Termination Event, (2) any Assigned Value Adjustment Event, (3) any Change of Control with respect to the Collateral Manager, (4) any other event or circumstance with respect to the Collateral Manager that could reasonably be expected to have a Material Adverse Effect, (5) any event or circumstance whereby any Loan which was included in the latest calculation of the Borrowing Base as an Eligible Loan shall fail to meet one or more of the criteria (other than criteria waived by the Administrative Agent, on or prior to the related Funding Date in respect of such Loan) listed in the definition of “Eligible Loan”, (6) the occurrence of any default by an Obligor on any Loan in the payment of principal or interest, a financial covenant default or that would result in an Assigned Value Adjustment Event, (7) any change or amendment to the Collateral Manager By-Laws that would result in a Material Adverse Effect or (8) the existence of any Lien (including Liens for Taxes) other than Permitted Liens on any Collateral.

(j)  Accounting Changes. As soon as possible and in any event within three (3) Business Days after the effective date thereof, the Collateral Manager will provide to the Administrative Agent notice of any change in the accounting policies of the Collateral Manager that could reasonably be expected to result in a Material Adverse Effect.

(k)  Loan Register. The Collateral Manager will maintain, or cause to be maintained, with respect to each Noteless Loan a register (each, a “Loan Register”) in which it will record, or cause to be recorded, (v) the principal amount of such Noteless Loan, (w) the amount of any principal or interest due and payable or to become due and payable from the Obligor thereunder, (x) the amount of any sum in respect of such Noteless Loan received from the related Obligor, (y) the date of origination of such Noteless Loan and (z) the maturity date of such Noteless Loan. At any time a Noteless Loan is included in the Collateral, the Collateral Manager shall deliver to the Borrower, the Administrative Agent and the Collateral Agent a copy of the related Loan Register, together with a certificate of a Responsible Officer of the Collateral Manager certifying to the accuracy of such Loan Register as of the date of acquisition of such Noteless Loan by the Borrower, all of which information may be included in the applicable Collateral Management Report.

(l)  Compliance with Anti-Money Laundering Laws and Anti-Corruption Laws. The Collateral Manager, each Person directly or indirectly Controlling the Collateral Manager and each Person directly or indirectly Controlled by the Collateral Manager and, to the Collateral Manager’s knowledge, any Related Party of the foregoing that will act in any capacity in connection with this Agreement shall: (i) comply with all applicable Anti-Money Laundering Laws and Anti-Corruption Laws and, with respect to the Collateral Manager, shall maintain policies and procedures reasonably designed to ensure compliance with such Anti-Money Laundering Laws and Anti-Corruption Laws; (ii) conduct the requisite due diligence in connection with the transactions contemplated herein for purposes of complying with such Anti-Money Laundering Laws, including with respect to the legitimacy of any applicable

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investor and the origin of the assets used by such investor to purchase the property in question, and will maintain sufficient information to identify any applicable investor for purposes of such Anti-Money Laundering Laws; (iii) not, directly or indirectly, use any of the credit to fund, finance or facilitate any activities, business or transactions that are in violation of any such Anti-Corruption Laws or Anti-Money Laundering Laws; and (iv) not fund any repayment of the Obligations with proceeds that are directly or indirectly derived from any transaction or activity that is prohibited by any such Anti-Corruption Laws or Anti-Money Laundering Laws, or that could otherwise cause any Lender or any other party to this Agreement to be in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws.

(m)  Sanctions. The Collateral Manager, any Person directly or indirectly Controlling the Collateral Manager and any Person directly or indirectly Controlled by the Collateral Manager and, to the Collateral Manager’s knowledge, any Related Party of the foregoing that will act in any capacity in connection with this Agreement shall (i) comply with all applicable Sanctions, and, with respect to the Collateral Manager, shall maintain policies and procedures reasonably designed to ensure compliance with Sanctions and (ii) not cause the funding of any repayment of the Obligations with proceeds derived, directly or indirectly, from any transaction that would be prohibited by Sanctions or would otherwise cause any Lender or any other party to this Agreement, or any Related Party, to be in breach of any Sanctions. The Collateral Manager shall promptly, but no later than five (5) Business Days after becoming aware thereof, notify the Administrative Agent and the Lenders in writing of any breach of any representation, warranty or covenant relating to Sanctions or Sanctioned Persons by itself or by the Borrower.

Section 5.4 Negative Covenants of the Collateral Manager.

The Collateral Manager covenants and agrees with the Lenders that:

(a)  Mergers, Acquisitions, Sales, etc. The Collateral Manager will not be a party to any merger or consolidation, or purchase or otherwise acquire any of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, or sell, transfer, convey or lease any of its assets, or sell or assign with or without recourse any Collateral or any interest therein (other than as permitted pursuant to this Agreement), in each case where such action would have a Material Adverse Effect.

(b)  Change of Location of Underlying Instruments. The Collateral Manager shall not, without the prior consent of the Administrative Agent, consent to the Collateral Agent moving any Certificated Securities or Instruments from the offices of the Collateral Agent set forth in Section 5.5(c), unless the Collateral Manager has given at least thirty (30) days’ written notice to the Administrative Agent and has authorized the Administrative Agent to take all actions required under the UCC of each relevant jurisdiction in order to continue the first priority perfected security interest of the Collateral Agent for the benefit of the Secured Parties in the Collateral.

(c)  Change in Payment Instructions to Obligors. The Collateral Manager will not make any change in its instructions to Obligors or applicable agents regarding payments to be made with respect to the Collateral to the Collection Account, the Canadian Dollar Account, the

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Euro Account or the GBP Account, as applicable, unless the Administrative Agent, the Collateral Agent and, so long as no Event of Default has occurred and is continuing, the Borrower, have consented to such change.

(d)  Compliance with Sanctions. None of the Collateral Manager, any Person directly or indirectly Controlling the Collateral Manager nor any Person directly or indirectly Controlled by the Collateral Manager and, to the Collateral Manager’s knowledge, no Related Party of the foregoing that will act in any capacity in connection with this Agreement will, directly or indirectly, use the proceeds of any Advance hereunder, or lend, contribute, or otherwise make available such proceeds to any subsidiary, joint venture partner, or other Person (i) to fund, finance or facilitate any activities, business or transactions of or with a Sanctioned Person that would be prohibited by Sanctions, or (ii) in any manner that would be prohibited by Sanctions or would otherwise cause any Lender to be in breach of any Sanctions. The Collateral Manager will notify each Lender and the Administrative Agent in writing not more than five (5) Business Days after becoming aware of any breach of this section.

Section 5.5 Affirmative Covenants of the Collateral Agent.

The Collateral Agent covenants and agrees with the Lenders that:

(a)  Compliance with Law. The Collateral Agent will comply in all material respects with all Applicable Law.

(b)  Preservation of Existence. The Collateral Agent will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation and qualify and remain qualified in good standing in each jurisdiction where failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect.

(c)  Location of Underlying Instruments. Subject to Section 7.8, the Underlying Instruments shall remain at all times in the possession of the Collateral Agent at its offices located at 1055 10th Ave., S.E., Minneapolis, MN 55414, unless notice of a different address is given in accordance with the terms hereof or unless the Administrative Agent agrees to allow certain Underlying Instruments to be released to the Collateral Manager on a temporary basis in accordance with the terms hereof, except as such Underlying Instruments may be released pursuant to this Agreement.

(d)  Corporate Collateral Agent Required; Eligibility. The Collateral Agent (including any successor Collateral Agent appointed pursuant to Section 7.5) hereunder shall at all times (i) be a national banking association or banking corporation or trust company organized and doing business under the laws of any state or the United States, (ii) be authorized under such laws to exercise corporate trust powers, (iii) have a combined capital and surplus of at least $200,000,000, (iv) not be affiliated, as that term is defined in Rule 405 of the Securities Act, with the Borrower or with any Person involved in the organization or operation of the Borrower, and (v) be subject to supervision or examination by federal or state authority. If such banking association publishes reports of condition at least annually, pursuant to Applicable Law or the requirements of the aforesaid supervising or examining authority, then for the purposes of this

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(c)  In dealing with the Collateral Manager and its duly appointed agents, none of the Administrative Agent, the Collateral Agent nor any Lender shall be required to inquire as to the authority of the Collateral Manager or any such agent to bind the Borrower.

Section 6.4 Collection of Payments; Accounts.

(a)  Collection Efforts. The Collateral Manager will use commercially reasonable efforts consistent with the Collateral Manager Standard to collect or cause to be collected all payments called for under the terms and provisions of the Loans included in the Collateral as and when the same become due.

(b)  Taxes and other Amounts. To the extent the Borrower is required under the Underlying Instruments to perform such duties, the Collateral Manager will collect all payments with respect to amounts due for Taxes, assessments and insurance premiums relating to each Loan to the extent required to be paid to the Borrower for such application under the Underlying Instrument, directing all such payments to be paid to the Collection Account, and direct the Collateral Agent to remit such amounts to the appropriate Governmental Authority or insurer as required by the Underlying Instruments.

(c)  Payments to Collection Account. On or before the applicable Funding Date, the Borrower or the Collateral Manager, as applicable, shall have instructed all Obligors and paying agents to make all payments owing to the Borrower in respect of the Collateral directly to the Collection Account, the Canadian Dollar Account, the Euro Account or the GBP Account, as applicable, in accordance with Section 2.9.

(d)  Accounts. Each of the parties hereto hereby agrees that each Account shall be deemed to be a Securities Account. Each of the parties hereto hereby agrees to cause the Collateral Agent or any other Securities Intermediary that holds any Cash or other Financial Asset for the Borrower in an Account to agree with the parties hereto that (A) the cash and other property (subject to Section 6.4(e) below with respect to any property other than investment property, as defined in Section 9-102(a)(49) of the UCC) is to be treated as a Financial Asset and (B) the jurisdiction governing the Account, all Cash and other Financial Assets credited to the Account and the “securities intermediary’s jurisdiction” (within the meaning of Section 8-110(e) of the UCC) shall, in each case, be the State of New York. In no event may any Financial Asset held in any Account be registered in the name of, payable to the order of, or specially Indorsed to, the Borrower, unless such Financial Asset has also been Indorsed in blank or to the Collateral Agent or other Securities Intermediary that holds such Financial Asset in such Account.

(e)  Underlying Instruments. Notwithstanding any term hereof (or any term of the UCC that might otherwise be construed to be applicable to a “securities intermediary” as defined in the UCC) to the contrary, none of the Collateral Agent nor any Securities Intermediary shall be under any duty or obligation in connection with the acquisition by the Borrower, or the grant by the Borrower of a security interest to the Collateral Agent, of any Loan to examine or evaluate the sufficiency of the documents or instruments delivered to it by or on behalf of the Borrower under the related Underlying Instruments, or otherwise to examine the Underlying Instruments, in order to determine or compel compliance with any applicable requirements of or

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(b)  Amendments to Loans. The Collateral Manager will post on a password protected website maintained by the Collateral Manager to which the Borrower and the Administrative Agent will have access (or otherwise deliver to the Borrower and the Administrative Agent, including, without limitation, by electronic mail) a copy of any material amendment, restatement, supplement, waiver or other modification to the Underlying Instruments of any Loan (along with any internal documents prepared by the Collateral Manager and provided to its investment committee in connection with such amendment, restatement, supplement, waiver or other modification) within ten (10) Business Days of the effectiveness of such amendment, restatement, supplement, waiver or other modification.

(c)  Collateral Management Report. The Collateral Manager shall deliver a Collateral Management Report and a Borrowing Base Certificate on each Reporting Date and each Funding Date to the Administrative Agent, the Collateral Agent, each Lender and the Borrower. Each Borrowing Base Certificate delivered pursuant to this Section 6.8(c) shall further include the Applicable Exchange Rate as of such date.

(d)  Collateral Manager Information. The Collateral Manager shall furnish to the Administrative Agent for distribution to each Lender within one hundred and twenty (120) days after the end of each fiscal year of the Borrower and the Equityholder, commencing with the 2016 fiscal year, a report covering such fiscal year of a firm of independent certified public accountants of nationally recognized standing to the effect that such accountants have applied certain agreed-upon procedures (a copy of which procedures are attached hereto as Schedule III) to certain documents and records relating to the Collateral, the Borrower, the Equityholder and the Collateral Manager, compared the information contained in the Collateral Management Reports delivered during the period covered by such report with such documents and records and that no matters came to the attention of such accountants that caused them to believe that the information and the calculations included in such Collateral Management Reports were not determined or performed in accordance with the provisions of this Agreement, except for such exceptions as such accountants shall believe to be immaterial and such other exceptions as shall be set forth in such statement.

(e)  Liquidity Reports. Upon the reasonable written request of the Administrative Agent and not more frequently than once every fiscal quarter, the Equityholder shall promptly provide a report to the Administrative Agent and the Lenders setting forth the liquidity position of the Equityholder, in a form as may be mutually agreed by the Administrative Agent and the Equityholder.

Section 6.9 Annual Statement as to Compliance.

The Collateral Manager will provide to the Borrower and the Administrative Agent, within one hundred and twenty (120) days following the end of each fiscal year of the Collateral Manager, commencing with the fiscal year ending on December 31, 2016, a report signed by a Responsible Officer of the Collateral Manager certifying that (a) a review of the activities of the Collateral Manager, and the Collateral Manager’s performance pursuant to this Agreement, for the fiscal period ending on the last day of such fiscal year has been made under such Person’s supervision and (b) the Collateral Manager has performed or has caused to be

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waived), may in such circumstances transfer all or any part of the Collateral into the Collateral Agent’s name or the name of any Secured Party or its nominee or nominees, and/or forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Collateral Agent or any Secured Party or elsewhere upon such terms and conditions (including by lease or by deferred payment arrangement) as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk and/or may take such other actions as may be available under applicable law. The Collateral Agent or any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, auction or closed tender, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Borrower, which right or equity is hereby waived or released. In addition, the Borrower and the Collateral Manager hereby agree that they will, at the Borrower’s expense and at the direction of the Collateral Agent, forthwith, (i) assemble all or any part of the Collateral as directed by the Collateral Agent and make the same available to the Collateral Agent at a place to be designated by the Collateral Agent, whether at the Borrower’s premises or elsewhere, and (ii) without notice except as specified below, sell the Collateral or any part thereof upon such terms, in such lots, to such buyers, and according to such other instructions as the Collateral Agent at the direction of the Administrative Agent may deem commercially reasonable. The Borrower agrees that, to the extent notice of sale shall be required by law, ten (10) days’ notice to the Borrower of any sale hereunder shall constitute reasonable and proper notification. All cash Proceeds received by the Collateral Agent on behalf of the Secured Parties in respect of any sale of, collection from, or other realization upon, all or any part of the Loans (after payment of any amounts incurred in connection with such sale) shall be deposited into the Collection Account, the Canadian Dollar Account, the Euro Account or the GBP Account, as applicable, and applied pursuant to Section 2.8. To the extent permitted by Applicable Law, the Borrower waives all claims, damages and demands it may acquire against the Collateral Agent or any other Secured Party arising out of the exercise by the Collateral Agent or any other Secured Party of any of its rights hereunder. The Borrower shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Collateral Agent or any Secured Party to collect such deficiency, except as provided in Section 9.6(b).

(c)  In connection with the sale of the Collateral following the acceleration of the Obligations by the Required Lenders pursuant to Section 9.2(a), the Equityholder, the Collateral Manager and their respective Affiliates thereof shall have the right to purchase any or all of the Loans in the Collateral, in each case by paying to the Collateral Agent in immediately available funds, an amount equal to all outstanding Obligations (or, in the case of a purchase of less than all of the Loans in the Collateral, with the prior written consent of the Administrative Agent in its sole discretion, an amount equal to the aggregate Outstanding Balance of all Loans purchased). If the Equityholder, the Collateral Manager or any of their Affiliates thereof fail to exercise this purchase right within ten (10) Business Days following such acceleration of the Obligations pursuant to Section 9.2(a), then such contractual rights shall be irrevocably forfeited by the Equityholder and Affiliates thereof, but nothing herein shall prevent the Equityholder or its Affiliates from bidding at any sale of such Collateral.

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(g)  make any modification to the definition of “Aggregate Borrowing Base~~”or~~”, “Adjusted Borrowing Value”, “Borrowing Bases”, “Canadian Dollar Borrowing Base”, “Dollar Borrowing Base”, “Euro Borrowing Base” or “GBP Borrowing Base” in each case, which would have a material adverse effect on the calculation of the Borrowing Base, without the written consent of each Lender; or

(h)  release all or substantially all of the Collateral or release any Transaction Document (other than as specifically permitted or contemplated in this Agreement or the applicable Transaction Document) without the written consent of each Lender;

provided, further, that, (i) any amendment of this Agreement that is solely for the purpose of adding a Lender may, subject to Section 12.16, be effected without the written consent of the Borrower or any Lender, (ii) no such amendment, waiver or modification materially adversely affecting the rights or obligations of the Collateral Agent shall be effective without the written agreement of the Collateral Agent, (iii) any amendment of this Agreement that a Lender is advised by its legal or financial advisors to be necessary or desirable in order to avoid the consolidation of the Borrower with such Lender for accounting purposes may be effected without the written consent of any other Lender and (iv) the Administrative Agent, the Collateral Manager and the Borrower shall be permitted to amend any provision of the Transaction Documents (and such amendment shall become effective without any further action or consent of any other party to any Transaction Document) if the Administrative Agent, the Collateral Manager and the Borrower shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature in any such provision. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

Each waiver, amendment and consent made pursuant to this Section 12.1 shall be effective only in the specific instance and for the specific purpose for which given.

Section 12.2 Notices, etc.

All notices, reports and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including communication by facsimile copy) and mailed, e-mailed, faxed, transmitted or delivered, as to each party hereto, at its address set forth on Annex A to this Agreement or at such other address as shall be designated by such party in a written notice to the other parties hereto. For the avoidance of doubt, any notice or communication to Wells Fargo, in its capacity as the Lender or Administrative Agent shall not constitute notice to the Collateral Agent unless and until such notice has been delivered to the Collateral Agent pursuant to the terms hereof. All such notices and communications shall be effective (a) upon receipt when sent through the U.S. mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, (b) one Business Day after delivery to an overnight courier, (c) on the date personally delivered to a Responsible Officer of the party to which sent, or (d) on the date transmitted by legible facsimile transmission or electronic mail transmission with a confirmation of receipt.

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request from any central bank or other Governmental Authority (whether or not having the force of law), in each case that occurs after the participant acquired the applicable participation.

(d)  Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of the applicable participants and the principal amounts (and stated interest) of each such participant’s interest in the Obligations (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any Obligations) to any Person except to the extent that such disclosure is necessary to establish that such Obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)  Notwithstanding the foregoing provisions of this Section 12.16 or any other provision of this Agreement, any Lender may at any time assign all or any portion of its Advances as collateral security to the Federal Reserve Bank or, as applicable, to such Lender’s trustee for the benefit of its investors (but no such assignment shall release any Lender from any of its obligations hereunder).

(f)  Wells Fargo, as a Lender, hereby agrees to retain at least 51% of the Commitments unless (a) an Event of Default occurs or (b) it is required to sell any or all of its Commitments by Applicable Law or any regulatory authority.

Section 12.17 Heading and Exhibits.

The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

Section 12.18 Intent of the Parties.

It is the intent and understanding of each party hereto that the Advances are loans from the Lenders to the Borrower and do not constitute a “security” within the meaning of Section 8-102(15) of the UCC.

Section 12.19 Recognition of the U.S. Special Resolution Regimes.

To the extent that this Agreement and/or any other Transaction Document constitutes a QFC, the Borrower agrees with each Secured Party as of the Closing Date as follows:

(a)  In the event a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of this Agreement and/or such other Transaction

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Document, and any interest and obligation in or under this Agreement and/or such other Transaction Document from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement and/or such other the Transaction Document, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)  In the event that a Covered Party or a BHC Act Affiliate of such Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement and/or such other Transaction Document that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement and/or such other Transaction Document were governed by the laws of the United States or a state of the United States.

[Signature pages to follow.]

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Annex A (Continued)

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Administrative Agent and a Lender

~~Duke Energy Center~~

550 S. Tryon Street

Charlotte, NC 28202

Attention: Corporate Debt Finance

Facsimile: (704) 410-0223

Confirmation: (704) 410-2431

All electronic dissemination of notices should be sent to scp.mmloans@wellsfargo.com

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Collateral Agent

Wells Fargo Bank, National Association

Corporate Trust Services Division

9062 Old Annapolis Rd.

Columbia, Maryland 21045

Attn: CDO Trust Services – Crescent Capital BDC Funding, LLC

~~Fax~~Email: ~~(410) 715-3748~~

~~Phone: (410) 884-2000~~cctccgbdcteam@computershare.com

Annex A to LSA

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